UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2021

M3-Brigade Acquisition II Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40162	86-1359752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway—19th Floor New York, NY 10019
(Address of principal executive offices, including zip code)

(212) 202-2200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	MBAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	MBAC	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	MBAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

As previously reported, on August 16, 2021, M3-Brigade Acquisition II Corp., a Delaware corporation (“MBAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue Steel Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of MBAC (“Merger Sub”), and Syniverse Corporation, a Delaware corporation (“Syniverse”), pursuant to which Merger Sub will merge with and into Syniverse, with Syniverse surviving the merger as a wholly owned subsidiary of MBAC. The transaction is expected to close in the fourth quarter of 2021, subject to receipt of the requisite MBAC stockholder approvals and certain other customary closing conditions. Upon closing of the transaction, the combined company intends to change its name to Syniverse Technologies Corporation and trade on the New York Stock Exchange (the “NYSE”) under the ticker symbol “SYNV.”

On October 8, 2021, Syniverse issued a press release announcing financial results of Syniverse Holdings, Inc., a wholly owned subsidiary of Syniverse (“Syniverse Holdings”), for its third fiscal quarter ended August 31, 2021 and the nine months ended August 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is an investor presentation dated October 8, 2021, which was prepared by Syniverse in connection with its earnings release.

Attached hereto as Exhibit 99.3 and incorporated herein by reference is the script used by Syniverse management in connection with an investor conference call held on October 8, 2021.

Attached hereto as Exhibit 99.4 and incorporated herein by reference are the unaudited financial statements of Syniverse Holdings for the three and nine months ended August 31, 2021 and 2020.

The foregoing (including Exhibits 99.1, 99.2, 99.3 and 99.4) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, MBAC has filed a preliminary proxy statement and plans to file a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the stockholders of MBAC as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Forward Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “target,” “goal” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve significant risks and uncertainties, that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the Merger Agreement, including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s preliminary proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. MBAC and Syniverse do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibits	Description

99.1	Syniverse Press Release, dated October 8, 2021.

99.2	Syniverse Investor Presentation, dated October 8, 2021.

99.3	Script for Syniverse Investor Call, held on October 8, 2021.

99.4	Unaudited Financial Statements of Syniverse Holdings for Three and Nine Months Ended August 31, 2021 and 2020.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION II CORP.

Date: October 8, 2021	By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chairman and Chief Executive Officer

Exhibit 99.1

Syniverse Announces Third Quarter and Fiscal Year to

Date 2021 Financial Results

- Third Quarter Revenue of $207.9 Million, Up 30% Year-over-Year

- Fiscal Year to Date Revenue of $540 Million, Up 11% Over Prior Year

- Third Quarter Adjusted EBITDA of $60.5 Million, Up 20% Year-over-Year

- Strong 2021 Revenue and Adjusted EBITDA targets

- Conference call at 08:00 ET today

October 8, 2021 07:00 AM Eastern Daylight Standard Time

TAMPA—(BUSINESS WIRE)— Syniverse Holdings, a wholly owned subsidiary of Syniverse Corporation, the “world’s most connected company”TM and the premier global technology provider of mission-critical mobile platforms for carriers and enterprises, announced financial results for the third quarter ended August 31, 2021 and nine months year to date 2021.

“These are exciting times at Syniverse. During the quarter our secular growth from messaging and 5G gained momentum and we entered into a business combination agreement with M3 Brigade Acquisition II Corp. (NYSE: MBAC) that positions us to go public during fiscal Q1. Now is the time for us to reinvest in the growth opportunities presented by both the favorable trends in our industry and our unique technology solutions and skills in order to meet our customers’ evolving needs and drive our business,” commented Andrew Davies, CEO of Syniverse.

Davies continued, “In the third quarter we saw strong revenue trends across both of our businesses. Revenue growth accelerated in our Enterprise business, led by Wholesale A2P messaging and our retail CPaaS services, and our Carrier business saw its second consecutive quarter of revenue growth for continuing products. Going forward, we expect an even greater future contribution from 5G-driven demand by our Carrier customers. Our outlook remains positive.”

Fiscal 2021 Business Outlook

In accordance with a strong outlook for the remainder of the fiscal year, Syniverse expects to exceed its prior full year 2021 revenue target of $678M by approximately 10% and meet its $210M adjusted EBITDA target.

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Commercial Highlights

•	Recognized by Kaleido Intelligence as the leading vendor to enable 5G roaming for mobile operators;

•	Launched WhatsApp for businesses on the Syniverse CPaaS Concierge offering;

•	Joined the Adobe accelerator partner program;

•	Reached agreement with Tier One North American Operator to launch Syniverse’s “Evolved Mobility” 3G to VoLTE roaming solution;

•	Signed agreements with a worldwide OEM and an information solution and software company to resell Syniverse’s Private Networks solution suite;

•	Increased customers under contract for Syniverse’s Blockchain-enabled Billing and Clearing Evolution (BCE) solution.

Third Quarter Financial Highlights

•	Revenue grew 30% to $207.9 million during the third quarter of 2021, compared with $160.0 million during the comparable quarter in 2020. This represented our highest quarterly revenue since Q4 2015;

•	Enterprise revenues accounted for 49% of total revenue in the third quarter of 2021 compared to 31% of total revenue during the comparable quarter in 2020.

•	Direct Margin grew 6% to $114.8 million during the third quarter of 2021, compared with $108.3 million during the comparable quarter in 2020;

•	Adjusted EBITDA grew 20% to $60.5 million during the third quarter of 2021, compared with $50.5 million during the comparable quarter in 2020;

•	Free Cash Flow improved $6.6 million to ($4.4 million) during the third quarter of 2021, compared with ($11.1 million) during the comparable quarter in 2020.

Revenues

Revenues increased $47.9 million, or 30%, to $207.9 million for the three months ended August 31, 2021 from $160.0 million for the same period in 2020.

Revenues from Enterprise services increased $52.8 million, or 106%, to $102.6 million for the three months ended August 31, 2021 from $49.8 million for the same period in 2020. Revenues for Global Messaging, which is composed of A2P and Ten digit long code (10 DLC), increased by $50.8 million, or 113%, because of 10 DLC and A2P volume expansion, as well as $22.3 million of incremental message termination fees charged to Syniverse by certain U.S. carriers that are passed through to Syniverse’s customers. Revenues for CPaaS (Communications Platform as a Service) Solutions, which is composed of CPaaS and Messaging as a Platform (MaaP) services, increased by $2.0 million, or 42%, primarily due to volume expansion of CPaaS services as Syniverse relaunched its platform in fiscal 2020.

Revenues from Carrier services decreased $4.9 million, or 4%, to $105.3 million for the three months ended August 31, 2021 from $110.2 million for the same period in 2020. CDMA and Legacy revenues decreased by $7.0 million, to $3.7 million for the three months ended August 31, 2021. Excluding CDMA and Legacy revenues, the increase in Carrier revenues was $2.1 million.

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“CDMA and Legacy revenues” refer to revenues for end-of-life products driven by legacy protocols and technologies that are in the stage of sunset and forecasted to decrease substantially as a result.

Direct margin

Direct margin increased $6.5 million or 6% to $114.8 million for the three months ended August 31, 2021 from $108.3 million for the same period in 2020.

Enterprise direct margin increased $17.7 million, or 106%, to $34.5 million for the three months ended August 31, 2021 compared to $16.8 million for the same period in 2020. The increase was attributable to revenue growth in Global Messaging services and higher margin CPaaS Solutions.

Carrier direct margin decreased $11.2 million, or 12% for the three months ended August 31, 2021 to $80.3 million compared to $91.5 million for the same period in 2020. The decrease was attributable primarily to the decline in higher margin Global Network Services revenues.

Please see the table on page 14 for a reconciliation from loss before provision for income taxes to Direct Margin.

Adjusted EBITDA

Adjusted EBITDA increased $10.0 million or 20% to $60.5 million for the three months ended August 31, 2021 from $50.5 million for the same period in 2020. Please see the table on page 13 for a reconciliation from Syniverse’s net loss, the closest GAAP measure, to Adjusted EBITDA.

Free Cash Flow

Free Cash Flow improved by $6.6 million to ($4.4 million) for the three months ended August 31, 2021 from ($11.1) million for the same period in 2020. Net cash provided by operating activities increased $8.3 million to $9.2 million for the three months ended August 31, 2021 from $0.9 million for the same period in 2020. Capex increased by $1.6 million to $13.6 million for the three months ended August 31, 2021 from $12.0 million for the same period in 2020. Please see the table on page 13 for a reconciliation from Syniverse’s net cash provided by operating activities, the closest GAAP measure, to Free Cash Flow.

Nine Month Financial Highlights

•	Revenue grew 11% to $540.0 million during the nine month period of 2021, compared with $485.4 million during the comparable period in 2020;

•	Enterprise revenues accounted for 41% of total revenue during the nine month period of 2021 compared to 31% of total revenue during the comparable period in 2020.

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•	Direct Margin fell 5% to $317.7 million during the nine month period of 2021, compared with $333.2 million during the comparable period in 2020;

•	Adjusted EBITDA grew 2% to $156.1 million during the nine month period of 2021, compared with $153.2 million during the comparable period in 2020;

•	Free Cash Flow grew to $8.7 million during the nine month period of 2021, compared with ($14.8) million during the comparable period in 2020.

Revenues

Revenues increased $54.6 million, or 11%, to $540.0 million for the nine months ended August 31, 2021 from $485.4 million for the same period in 2020.

Revenues from Enterprise increased $72.1 million, or 48%, to $222.0 million for the nine months ended August 31, 2021 from $149.9 million for the same period in 2020. Revenues for Global Messaging, which is composed of A2P and 10 DLC, increased by $65.5 million, or 48%, primarily from 10 DLC and A2P volume expansion, as well as from incremental message termination fees charged to Syniverse by certain U.S. carriers that are passed through to Syniverse’s customers. Revenues for CPaaS Solutions, which is composed of CPaaS and MaaP services, increased by $6.6 million, or 50%, primarily due to volume expansion of CPaaS services as Syniverse relaunched its platform in fiscal 2020.

Revenues from Carrier services decreased $17.5 million, or 5%, to $318.1 million for the nine months ended August 31, 2021 from $335.6 million for the same period in 2020. CDMA and Legacy revenues totaling $20.3 million for the nine months ended August 31, 2021 contributed $15.8 million to the revenue decrease over the prior year period. Excluding CDMA and Legacy revenues, the decrease in Carrier revenues was $1.7 million.

“CDMA and Legacy revenues” refer to revenues for end-of-life products driven by legacy protocols and technologies that are in the stage of sunset and forecasted to decrease substantially as a result.

Direct margin

Direct margin decreased $15.5 million or 5% to $317.7 million for the nine months ended August 31, 2021 from $333.2 million for the same period in 2020. The decrease was attributable primarily to mix shift to messaging revenues in Carrier and Enterprise segments from Network and Outsourced Carrier Services related revenues.

Enterprise direct margin for the nine months ended August 31, 2021 increased $24.5 million, or 50% to $73.1 million compared to $48.6 million for the nine months ended August 31, 2020. The increase was attributable to revenue growth in Global Messaging services and higher margin CPaaS Solutions.

Carrier direct margin for the nine months ended August 31, 2021 decreased $40.0 million, or 14%, to $244.7 million compared to $284.6 million for the nine months ended August 31, 2020 primarily as a result of decreases in Global Network Services and Outsourced Carrier Solutions revenues.

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Please see the table on page 14 for a reconciliation from loss before provision for income taxes to Direct Margin.

Adjusted EBITDA

Adjusted EBITDA increased $2.9 million or 2% to $156.1 million for the nine months ended August 31, 2021 from $153.2 million for the same period in 2020. Please see the table on page 13 for a reconciliation from Syniverse’s net loss, the closest GAAP measure, to Adjusted EBITDA.

Free Cash Flow

Free Cash Flow increased $23.5 million to $8.7 million for the nine months ended August 31, 2021 from ($14.8) million for the same period in 2020. Net cash provided by operating activities increased $9.9 million or 36% to $37.5 million for the nine months ended August 31, 2021 from $27.6 million for the same period in 2020. Capex decreased by $13.6 million or 32% to $28.8 million for the nine months ended August 31, 2021 from $42.4 million for the same period in 2020. Please see the table on page 13 for a reconciliation from Syniverse’s net cash provided by operating activities, the closest GAAP measure, to Free Cash Flow.

Syniverse defines Free Cash Flow as net cash provided by operating activities minus capital expenditures.

Impact of COVID-19

The COVID-19 pandemic continues to impact roaming volumes, and we expect that it may continue to impact our business. The continued impact of COVID-19 will depend significantly on the duration and potential cyclicality of the health crisis and the related public policy actions, the length and severity of the global economic slowdown and the impacts to our customers over the longer term.

Business Combination Transaction

On August 16, 2021, Syniverse Corporation entered into a merger agreement with M3 Brigade Acquisition II Corp. (“MBAC”). The business combination is expected to close during the fourth quarter of calendar 2021. Upon closing of the transaction, the combined company intends to change its name to Syniverse Technologies Corporation and trade on the NYSE under the ticker symbol “SYNV.”

Conference call

Syniverse’s Management team will hold a conference call to discuss its fiscal Q3 2021 financial and operating results with Investors and Analysts at 08:00 ET today, Friday October 8th.

North American Toll Free +1 833 470 1428

North American Toll/International +1 404 975 4839

Access code: 256249

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An audio replay will be available starting at 11:00 ET Monday October 8th by dialing +1 844 385 9377 North American Toll Free or +1 678 216 4250 North American Toll/International and using access code 590362#. A recording will be available in due course on MBAC’s Investor Relations website at https://www.m3-brigade.com/

About Syniverse

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities and network assets have allowed Syniverse to address the changing needs of the mobile ecosystem for over 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

Non-GAAP Financial Measures

In this press release, the Company includes Direct Margin, which is a measure used to evaluate the operating performance of the Company’s segments, and Adjusted EBITDA and Free Cash Flow, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measure contained in this press release to the most directly comparable measure under GAAP. The Company’s management believes Direct Margin, Adjusted EBITDA and Free Cash Flow are useful in evaluating its operating performance and is similar to measures reported by publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Direct Margin, Adjusted EBITDA and Free Cash Flow are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

The Company defines and calculates Direct Margin as Revenues less direct variable costs of operations (“Direct Costs”). These Direct Costs include Message Termination (MT) fees, revenue share fees, variable data processing costs, and off-network database query charges. The Company defines and calculates Adjusted EBITDA as net loss before net Other expense, Provision for (or benefit from) income taxes, Depreciation and amortization expense, Restructuring expense, Non-cash stock-based compensation, Other expenses, Consulting fee and related expense. The Company defines and calculates Free Cash Flow as Net Cash provided by (or used in) operating activities less Cash Capital expenditures.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual

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results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s preliminary proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made.

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Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Information About the Proposed Business Merger and Where to Find It

In connection with the proposed transaction, MBAC has filed a preliminary proxy statement and plans to file a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the stockholders of MBAC as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

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SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2021	2020	2021	2020
Revenues	$207,946	$160,041	$540,049	$485,437
Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	120,628	81,545	305,168	243,621
Sales and marketing	12,837	14,860	37,995	46,827
General and administrative	19,243	25,391	66,072	70,622
Depreciation and amortization	18,130	28,549	60,620	83,752
Restructuring expense	1,562	15,887	3,920	18,571

	172,400	166,232	473,775	463,393

Operating income (loss)	35,546	(6,191)	66,274	22,044
Other (expense) income, net:
Interest expense	(40,759)	(42,658)	(121,694)	(128,654)
Equity income (loss) in investees	867	(619)	(325)	(1,003)
Other, net	3,008	(5,472)	(661)	(3,854)

	(36,884)	(48,749)	(122,680)	(133,511)

Loss before provision for income taxes	(1,338)	(54,940)	(56,406)	(111,467)
Provision for income taxes	2,452	960	5,033	7,375

Net loss	(3,790)	(55,900)	(61,439)	(118,842)
Net income attributable to noncontrolling interest	1,692	204	2,242	149

Net loss attributable to Syniverse Holdings, Inc.	$(5,482)	$(56,104)	$(63,681)	$(118,991)

9

SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(IN THOUSANDS)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2021	2020	2021	2020
Net loss	$(3,790)	$(55,900)	$(61,439)	$(118,842)
Other comprehensive income (loss), net of tax (1):
Foreign currency translation adjustments	(14,046)	27,751	(4,098)	25,618
Changes related to cash flow derivative hedges	5,358	6,502	15,668	(1,902)
Changes in unrecognized pension cost	32	27	95	(4,874)

Total Other comprehensive (loss) income	(8,656)	34,280	11,665	18,842

Total Comprehensive loss	(12,446)	(21,620)	(49,774)	(100,000)
Less: comprehensive income attributable to noncontrolling interest	1,632	341	2,328	91

Comprehensive loss attributable to Syniverse Holdings, Inc.	$(14,078)	$(21,961)	$(52,102)	$(100,091)

(1)

There was no income tax provision or benefit on the components of other comprehensive income (loss) for the three and nine months ended August 31, 2021 and 2020 as a result of income tax valuation allowances.

10

SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Nine Months Ended August 31,
	2021	2020
Cash flows from operating activities
Net loss	$(61,439)	$(118,842)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	60,620	83,752
Amortization of original issue discount and deferred financing costs	6,686	6,283
Allowance for credit memos and uncollectible accounts	1,003	3,228
Deferred income tax expense	4,022	2,486
Stock-based compensation	6,979	12,536
Unrealized foreign currency transaction (gain) loss	(332)	3,938
Other, net	11,341	6,476
Changes in operating assets and liabilities:
Accounts receivable	(11,033)	20,419
Income tax receivable or payable	(1,395)	(749)
Prepaid and other current assets	(21,693)	(2,673)
Accounts payable	23,502	4,710
Accrued liabilities and deferred revenues	21,260	8,260
Other assets and other long-term liabilities	(1,988)	(2,189)
Net cash provided by operating activities	37,533	27,635

Cash flows from investing activities
Capital expenditures	(28,815)	(42,401)

Net cash used in investing activities	(28,815)	(42,401)

Cash flows from financing activities
Proceeds from Revolving Credit Facility	—	85,600
Principal payments on Revolving Credit Facility	—	(25,000)
Principal payments on long-term debt	(12,765)	(12,765)
Payments on capital lease obligations and software financing arrangements	(5,228)	(7,036)
Purchases of treasury shares for Syniverse Corporation	(1,015)	(2,627)
Other	—	(2,483)

Net cash (used in) provided by financing activities	(19,008)	35,689

Effect of exchange rate changes on cash	142	(725)
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,148)	20,198
Cash, cash equivalents and restricted cash at beginning of period	89,500	48,647
Cash, cash equivalents and restricted cash at end of period	$79,352	$68,845

Supplemental Disclosure of Cash Flow Information
Non-Cash Financing and Investing Transactions:
Assets acquired under capital leases and software financing arrangements	$576	$18,993
Cash paid in the period for:
Interest	$112,096	$109,518
Income taxes	$2,428	$5,649

11

SYNIVERSE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	August 31, 2021	November 30, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,800	$88,493
Accounts receivable, net of allowances of $4,989 and $10,584, respectively	134,004	124,219
Income taxes receivable	5,754	6,376
Prepaid and other current assets	34,460	21,039

Total current assets	252,018	240,127
Property and equipment, net	37,738	47,459
Capitalized software, net	73,299	83,512
Goodwill	2,306,272	2,310,145
Identifiable intangibles, net	112,230	125,004
Deferred tax assets	2,096	2,108
Investment in unconsolidated subsidiaries	35,013	35,338
Other assets	7,885	10,701

Total assets	$2,826,551	$2,854,394

LIABILITIES AND STOCKHOLDER EQUITY
Current liabilities:
Accounts payable	$67,972	$44,835
Accrued liabilities	141,423	119,545
Income taxes payable	1,409	3,435
Current portion of long-term debt, net of original issue discount and deferred financing costs	16,888	16,830
Deferred revenues	4,774	5,739

Total current liabilities	232,466	190,384
Long-term debt, net of original issue discount and deferred financing costs	1,919,325	1,925,463
Deferred tax liabilities	83,500	81,379
Other long-term liabilities	56,216	78,314

Total liabilities	2,291,507	2,275,540

Commitments and contingencies (Note 10)
Stockholder equity:
Common stock $0.01 par value; one thousand shares authorized, issued and outstanding as of August 31, 2021 and November 30, 2020	—	—
Additional paid-in capital	1,309,874	1,303,910
Accumulated deficit	(683,824)	(620,143)
Accumulated other comprehensive loss	(102,267)	(113,846)

Total Syniverse Holdings, Inc. stockholder equity	523,783	569,921
Noncontrolling interest	11,261	8,933

Total stockholder equity	535,044	578,854

Total liabilities and stockholder equity	$2,826,551	$2,854,394

12

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Reconciliation to Adjusted EBITDA
Net loss	$(3,790)	$(55,900)	$(61,439)	$(118,842)
Other expense, net	36,884	48,749	122,680	133,511
Provision for income taxes	2,452	960	5,033	7,375
Depreciation and amortization	18,130	28,549	60,620	83,752
Restructuring expense (a)	1,562	15,887	3,920	18,571
Non-cash stock-based compensation (b)	2,583	7,186	6,979	12,536
Other expenses (c)	1,965	4,322	16,090	13,981
Consulting fee and related expenses (d)	750	780	2,264	2,358

Adjusted EBITDA	$60,536	$50,533	$156,147	$153,242

(a)

Reflects restructuring expense which represents costs related to certain exit activities such as severance costs, facility exit costs and contract termination costs associated with a restructuring plan.

(b)	Reflects non-cash expenses related to equity compensation awards.
(c)	Reflects items associated with certain advisory and professional services related to strategic initiatives and otherwise, employee costs and data center migration costs.
(d)	Reflects management fees paid to Carlyle and related expenses pursuant to a consulting agreement with Carlyle.

	Nine Months Ended August 31,
(in thousands)	2021	2020
Reconciliation to Free Cash Flow
Net cash provided by operating activities	$37,533	$27,635
Capital expenditures	(28,815)	(42,401)

Free Cash Flow	$8,718	$(14,766)

For the three and nine months ended August 31, 2021 and 2020, Syniverse has reported revenues and direct margin information on a segment basis.

The following table presents revenues by segment:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Carrier	$105,306	$110,199	$318,059	$335,577
Enterprise	102,640	49,842	221,990	149,860

Revenues	$207,946	$160,041	$540,049	$485,437

13

The following table presents direct margin by segment:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Carrier direct margin	$80,350	$91,510	$244,650	$284,640
Enterprise direct margin	34,468	16,765	73,083	48,600

Total direct margin	$114,818	$108,275	$317,733	$333,240

The following table provides a reconciliation of total direct margin to loss before provision for income taxes:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Revenues	$207,946	$160,041	$540,049	$485,437
Variable costs of operations	93,128	51,766	222,316	152,197

Direct margin	114,818	108,275	317,733	333,240
Fixed costs of operations	27,500	29,779	82,852	91,424
Sales and marketing	12,837	14,860	37,995	46,827
General and administrative	19,243	25,391	66,072	70,622
Depreciation and amortization	18,130	28,549	60,620	83,752
Restructuring expense	1,562	15,887	3,920	18,571

Operating income	35,546	(6,191)	66,274	22,044
Other expense, net	(36,884)	(48,749)	(122,680)	(133,511)

Loss before provision for income taxes	$(1,338)	$(54,940)	$(56,406)	$(111,467)

Contacts

Media and Press:	Investor Relations:

Kevin Petschow	Stanley Martinez, CFA, IRC

Syniverse	Syniverse
kevin.petschow@syniverse.com	ir@syniverse.com
+1.813.637.5084	+1.813.614.1070

Brooke Gordon / Kelsey Markovich	Jason Terry

Sard Verbinnen & Co.	Syniverse
syniverse-svc@sardverb.com	ir@syniverse.com
+1.212.687.8080	+1.310.951.3187

14

Exhibit 99.2

Exhibit 99.2 Third Quarter 2021 Conference Call Andrew Davies, CEO Simeon Irvine, CFO Stanley Martinez, VP Investor Relations

Forward-Looking Statements This presentation may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s preliminary proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC. MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based. This presentation also contains certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations between non-GAAP financial measures and GAAP financial measures are provided in the Appendices of this presentation. Due to rounding, the numbers and percentages reported in this presentation may not sum to totals or quarterly amounts.

Information About the Proposed Business Combination and Where to Find It In connection with the proposed transaction, MBAC has filed a preliminary proxy statement and plans to file a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the stockholders of MBAC as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019. Participants in the Solicitation MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available. Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination. No Offer or Solicitation This presentation shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Business Update

Financial Review

Results Highlights

Revenues
$M
$160.0
$207.9
Q3 2020
Q3 2021

Adjusted EBITDA
$M
$50.5
$60.5
Q3 2020
Q3 2021

Free Cash Flow - YTD
$M
$(14.8)
$8.7
2020
2021

Revenues higher by $47.9M

Adjusted EBITDA higher by $10.0M

- Strong growth in Enterprise direct margin partially mitigated by lower Carrier direct margin
- Decrease in controllable costs of $3.4M primarily driven by Transformation program savings

Free Cash Flow higher by $23.5M

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6

Results Highlights Revenues Adjusted EBITDA Free Cash Flow – YTD M M $ $60.5 $ $ $207.9 $50.5 $(14.8) $160.0 Q3 2020 Q3 2021 Q3 2020 Q3 2021 2020 2021 Revenues higher by $47.9M Adjusted EBITDA higher by $10.0M Free Cash Flow higher by â–ª Enterprise revenues increased by $52.8M and â–ª Strong growth in Enterprise direct margin $23.5M Carrier revenues decreased by $4.9 compared partially mitigated by lower Carrier direct â–ª Increase of $12.5M in unlevered to the prior year quarter margin cash from operations and $13.6M â–ª Decrease in controllable costs of $3.4M lower CAPEX primarily driven by Transformation program savings © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 6 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Enterprise Revenues Three Months Ended August 31, 2020 & 2021 2021 Enterprise revenues increased by $52.8M Global Messaging revenues increased by $50.8M primarily due $102.6 to volume expansion in 10DLC international wholesale business and increased A2P volume $6.8 ï,§ 10DLC pass-through fees $22.3M (Q3, 2020 = $nil)ï,§ Excluding incremental 10DLC pass-through fees, Enterprise revenues grew by $30.5 million 61.1% YoY, from $49.8M to $80.3M ï,§ CPaaS Solutions revenues increased $2.0M primarily due to volume expansion from existing customers and new business M $ $49.8 $4.8 $95.8 $45.0 Q3 2020 Q3 2021 Global Messaging CPaaS © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 7 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Carrier Revenues Three Months Ended August 31, 2020 & 2021 2021 Carrier revenues decreased by $4.9M Excluding CDMA and Legacy revenues, underlying Carrier revenues grew $2.1M, from $99.5M to $101.6M $110.2 ï,§ Messaging Services increased $4.7M due primarily to new $105.3 carrier routesï,§ Outsourced Carrier Solutions increased $2.7M due primarily to $29.7 growth in Number Portability and one-time projects $34.4 Global Network Services decreased $12.3M, reflecting:ï,§ Lower CDMA signaling volume—excluding CDMA and Legacy revenues, decrease in GNS of $5.4M $ M $33.3 ï,§ Temporary reduction in IPX bandwidth volume and related $36.0 roaming products CDMA and Legacy revenues refer to revenues for end-of-life products driven by legacy protocols and technologies that are $47.2 in the stage of sunset and forecasted to decrease $34.9 substantially as a result.Q3 2020 Q3 2021© 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 8 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Direct Margin Three Months Ended August 31, 2020 & 2021 2021 direct margin increased by $6.5M Enterprise direct margin growth of $17.7M, 105.6% driven by an increase in revenues and favorable margin on 10DLC $114.8 international wholesale businessï,§ Carrier direct margin decreased by $11.2M driven primarily by a $108.3 decline in Global Network Services$16.8 $34.5 Direct Margin is calculated as Revenues less direct Variable Costs of Operations (Direct Costs). Direct Costs include MT fees, revenue share, data processing, short code $ M and other direct costs $91.5 $80.3 Q3 2020 Q3 2021 Carrier Enterprise © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 9 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Controllable Costs

Three Months Ended August 31, 2020 & 2021

Total Controllable Costs
$M
$57.7
$29.4
$28.3
$54.3
$27.4
$26.9
Q3 2020
Q3 2021
Adjusted SG&A
Fixed COGS

Transformation Benefits
$M
$96.0
$39.0
$57.0
$25.0
$17.0
$8.0
$121.0
$56.0
$65.0
Completed Actions
Actions in Progress
Total
Labor Costs
3rd Party Costs

Controllable Costs decreased by $3.4M

- Adjusted SG&A costs decreased $1.4M
  - Transformation Program driven savings in headcount and related costs
  - Offset by an increase of $0.6M due to public company readiness costs
- Fixed COGS decreased $2.0M
  - Transformation Program driven reductions in headcount and corporate facility costs

Transformation Program

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Controllable Costs Three Months Ended August 31, 2020 & 2021 Total Controllable Costs Transformation Benefits $96.0 $57.7 $56.0 $54.3 $39.0 $29.4 $ M $ M $27.4 $25.0 $65.0 $57.0 $17.0 $28.3 $26.9 $8.0 ompleted Actions in Total Q3 2020 Q3 2021 Actions Progress Adjusted SG&A Fixed COGS Labor Costs 3rd Party Costs Controllable Costs decreased by $3.4M Transformation Program ï,§ Adjusted SG&A costs decreased $1.4Mï,§ Cost savings from completed actions increased by $2.5M to 96.0M in Q3 2021ï,§ Transformation Program driven savings in headcount and related costsï,§ Total savings from all actions now expected to be $121.0Mï,§ Offset by an increase of $0.6M due to public company readiness costsï,§ Fixed COGS decreased $2.0M ï,§ Transformation Program driven reductions in headcount and corporate facility costs © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 10 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Free Cash Flow and CAPEX

Nine Months Ended August 31, 2020 & 2021

Free Cash Flow
$M
$137.1
$(42.4)
$(109.5)
$(14.8)
$149.6
$(28.8)
$(112.1)
$8.7
2020
2020 FCF
2021
2021 FCF
Unlevered cash from operations
CAPEX
Interest

Capital Expenditures
$M
$42.4
$17.3
$24.3
$28.8
$13.4
$15.1
2020
2021
New Products & Enhancements
Capacity & Infrastructure
Corporate

Continued strong unlevered cash flow generation

CAPEX

syniverse.

11

Free Cash Flow and CAPEX Nine Months Ended August 31, 2020 & 2021 Free Cash Flow Capital Expenditures $149.6 $42.4 $137.1 $8.7 $17.3 $28.8 M $ $(42.4) $(28.8) M $(14.8) $ $13.4 $(112.1) $24.3 $(109.5) $15.1 2020 2020 FCF 2021 2021 FCF 2020 2021 Continued strong unlevered cash flow generation CAPEX ï,§ Unlevered cash from operations of $149.6M in 9M 2021ï,§ CAPEX reduction in 2021 due to tighter controls and improved phasingï,§ Excluding cash interest, $120.8M free cash flow in 9M 2021 © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 11 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Appendices

Revenues by Business Unit – Actual and Proforma

Revenues - Actual
$M
$186.3
$48.3
$138.0
$182.3
$49.4
$132.9
$169.8
$52.6
$117.1
$155.6
$47.4
$108.2
$160.0
$49.8
$110.2
$166.7
$59.3
$107.4
$160.2
$56.7
$103.5
$171.9
$62.7
$109.3
$207.9
$102.6
$105.3
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Carrier
Enterprise

Revenues - Proforma
$M
$186.3
$48.3
$138.0
$182.3
$49.4
$132.9
$170.2
$52.6
$117.1
$165.0
$47.4
$108.2
$170.4
$49.8
$110.2
$175.2
$59.3
$107.4
$165.9
$56.7
$103.5
$177.6
$62.7
$109.3
$211.8
$102.6
$105.3
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Carrier
Enterprise
COVID

syniverse.

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Revenues by Business Unit –Actual and Proforma Revenues—Actual $207.9 $186.3 $182.3 $169.8 $166.7 $171.9 $48.3 $155.6 $160.0 $160.2 $49.4 $102.6 $52.6 $49.8 $59.3 $62.7 $47.4 $56.7 $ M $138.0 $132.9 $117.1 $108.2 $110.2 $107.4 $103.5 $109.3 $105.3 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Carrier Enterprise Revenues—Proforma $211.8 $186.3 $182.3 $177.6 $170.2 $170.4 $175.2 $165.0 $165.9 $48.3 $49.4 $52.6 $102.6 $47.4 $49.8 $59.3 $56.7 $62.7 $ M $138.0 $132.9 $117.1 $108.2 $110.2 $107.4 $103.5 $109.3 $105.3 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Carrier Enterprise COVID © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 13 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Adjusted EBITDA – Actual and Proforma

Adjusted EBITDA - Actual
$M
$62.9
$59.6
$54.8
$47.9
$50.5
$56.3
$47.3
$48.3
$60.5
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Adjusted EBITDA - Proforma
$M
$62.9
$-
$62.9
$59.6
$-
$59.6
$55.2
$0.4
$54.8
$55.7
$7.8
$47.9
$58.7
$8.2
$50.5
$63.5
$7.2
$56.3
$52.6
$5.3
$47.3
$53.7
$5.4
$48.3
$64.2
$3.7
$60.5
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Adjusted EBITDA
COVID

syniverse.

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Adjusted EBITDA –Actual and Proforma Adjusted EBITDA—Actual $ M $62.9 $59.6 $60.5 $54.8 $50.5 $56.3 $47.9 $47.3 $48.3 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Adjusted EBITDA—Proforma $62.9 $63.5 $64.2 $59.6 $58.7 $- $55.2 $55.7 $7.2 $53.7 $3.7 $- $52.6 $0.4 $8.2 $7.8 $5.3 $5.4 $ M $62.9 $59.6 $60.5 $54.8 $50.5 $56.3 $47.9 $47.3 $48.3 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Adjusted EBITDA COVID Periods prior to Q1 2020 are as reported and do not include the de-minimis effects of uplift adjustments © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 14 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Reconciliation of Net Loss to Adjusted EBITDA and Free Cash Flow Three and Nine Months Ended August 31, 2020 & 2021 (in Thousands) Q3 2020 Q3 2021 2020 YTD 2021 YTD Reconciliation to Adjusted EBITDA Net loss $ (55,900) $(3,790) $(118,842) $(61,439) Other expense, net48,74936,884133,511122,680 Provision for income taxes9602,452 7,375 5,033 Depreciation and amortization 28,549 18,130 83,752 60,620 Restructuring 15,887 1,562 18,571 3,920 Non-cash stock-based compensation 7,186 2,583 12,536 6,979 Other expenses 4,322 1,965 13,981 16,090 Consulting fee and related expenses 780 750 2,358 2,264 Adjusted EBITDA $ 50,533 $ 60,536 $ 153,242 $ 156,147 Q3 2020 Q3 2021 2020 YTD 2021 YTD Reconciliation to Free Cash Flow Net cash provided by operating activities $ 887 $ 9,177 $ 27,635 $ 37,533 Capital expenditures (11,958) (13,603) (42,401) (28,815) Free Cash Flow $ (11,071) $ (4,426) $ (14,766) $ 8,718 © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 15 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Reconciliation of Gross Margin to Direct Margin Three and Nine Months Ended August 31, 2020 & 2021 (in Thousands) Q3 2020 Q3 2021 2020 YTD 2021 YTD Revenues $ 160,041 $ 207,946 $ 485,437 $ 540,049 Cost of operations (81,545) (120,628) (243,621) (305,168) Gross margin 78,496 87,318 241,816 234,881 Headcount and related costs 12,947 11,646 36,897 33,909 Hosting and support costs 7,300 6,927 25,123 21,254 Network costs 8,066 7,732 24,443 23,931 Other operating related costs 1,466 1,195 4,961 3,758 Total Fixed Cost of operations 29,779 27,500 91,424 82,852 Direct margin $ 108,275 $ 114,818 $ 333,240 $ 317,733 © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 16 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Reconciliation of Operating Expenses to Controllable Costs Three and Nine Months Ended August 31, 2020 & 2021 (in Thousands) Q3 2020 Q3 2021 2020 YTD 2021 YTD Reconciliation to Controllable Costs Total Costs and expenses $166,232 $172,400 $463,393 $473,775 Restructuring expense (15,887) (1,562) (18,571) (3,920) Depreciation and amortization (28,549) (18,130) (83,752) (60,620) Variable costs (51,766) (93,128) (152,197) (222,316) Non-cash stock-based compensation (7,186) (2,583) (12,536) (6,979) Other expenses (4,322) (1,965) (13,981) (16,090) Consulting fee and related expenses (780) (750) (2,358) (2,264) Total Controllable Costs $ 57,742 $ 54,282 $179,998 $161,586 © 2019 Syniverse Technologies LLC. All rights reserved. Any use of these materials, including reproduction, modification, distribution or republication, without the prior 17 written consent of Syniverse Technologies, is strictly prohibited. These materials are CONFIDENTIAL and shall not be disclosed to anyone beyond the intended recipient.

Exhibit 99.3

Q3 21 Results and Investor Briefing

8th October, 2021 08:00 EDST

Forward-Looking Statements

This briefing may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the

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business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s preliminary proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, MBAC has filed a preliminary proxy statement and plans to file a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the stockholders of MBAC as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

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Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This briefing shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This briefing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

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Slides 1 and 2- Greeting: Stanley Martinez

Thanks, Operator, and hello to everyone. I’m Stanley Martinez, Syniverse’s VP of Investor Relations. Welcome to our call to discuss our financial results for the third fiscal quarter of 2021.

An hour ago, we posted financial results for Q3 2021, the period ending August 31st, to our Agent’s portal for our First and Second Lien lenders. We concurrently posted a Presentation which we will use as a basis for guiding today’s prepared remarks into that portal, and to M3 Brigade Acquisition II Corporation’s investor relations website. If you do not have a copy, please contact me or Jason Terry from my IR team at ir@syniverse.com.

I’m joined by our CEO Andrew Davies and our CFO Simeon Irvine. In addition, our Carrier and Enterprise Business Unit Presidents—John McRae and Chris Rivera will be available during the Q&A session which I will moderate.

Beginning in the third quarter, we adopted a change in income statement presentation under ASC 606 to report certain revenues and cost of operations separately or “gross” rather than “net.” The change fosters consistency in gross revenue and costs for our customers and vendors and has no impact on previously reported Direct Margin dollars and Adjusted EBITDA. The impact on both previously reported revenue and cost of operations was $4.5 million higher for the nine month period ending August 31, 2020. For the six months through June 30, 2021 the impact to previously reported revenue and cost of operations was $2.9 million higher for both items. Amended results are reflected in our trending schedule on slides 13 and 14 in the Appendix of today’s presentation.

Before we kick-off, please see our safe harbor statement on slide two. It says that some of our comments today might be forward-looking. As such, they’re subject to risks and uncertainties described in our proxy filing with the SEC. Results may differ materially. Additional information is available in our financial data rooms for our credit investors and on M3 Brigade Acquisition II Corporation’s investor relations website.

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Finally, if you’re a member of the Media, please disconnect. (brief pause)

With that, it’s my great pleasure to introduce Syniverse’s CEO once again: Here’s Andrew Davies.

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Slide 4- Andrew Davies- Business update

Thanks Stanley, Good morning etc., and thanks for joining us to discuss our fiscal Q3, 2021 financial results.

This was another strong quarter for Syniverse in our transition from being a roaming centric company to a messaging driven enterprise.

Much of our growth is being driven via the secular shift by consumers and businesses from web and email communication, toward messaging. Syniverse has an unrivaled reach of direct connections into the global mobile carrier ecosystem and the proprietary translation protocols to help our Enterprise & Carrier customers deliver the scale of mobile messages they require, with unrivaled quality, speed, capacity, and reliability.

Furthermore, the evolution from 4G standards to standalone 5G networks will expedite the adoption of new services such as private networks, advanced blockchain solutions for Clearing and Settlement services, and Rich Communication Services, or RCS. All of these are white space opportunities for Syniverse, which our IPX network, breadth of distribution and our interoperability, all done at global scale and five nines quality, uniquely facilitates.

As evidence, we were cited by Kaleido Intelligence as the leading vendor to enable 5G roaming for mobile operators. After quarter-end, we launched WhatsApp for businesses on the Syniverse CPaaS Concierge offering and joined the Adobe accelerator partner program.

I can also confirm today that Syniverse has reached an agreement with a Tier-1 North American Operator to provide our evolved mobility solution to enable their transition from 3G roaming to Voice over LTE or VoLTE roaming. That will enable

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this and other carriers to shut down their legacy 3G networks and repurpose their 3G spectrum for 5G while maintaining continuity of 3G roaming revenue streams. In addition, we have reached signed contracts with a major worldwide OEM and an international information solution and software company to resell Syniverse’s Private Networks solution. These contracts will begin generating incremental Revenue and Direct Margin to our Carrier business unit in 2022.

Importantly, we continue to lead the evolution in Clearing and Settlement and are the only operator with a blockchain-enabled solution fully developed and in production. In this quarter we have increased our customers under contract for the provision of these advanced blockchain-enabled solutions for Clearing and Settlement with live discussions taking place with many of our existing customers for them to adopt this advanced solution. In addition, with these blockchain solutions we can also enable the monetization of new 5G enabled use cases such as network slicing, and we’ll report on our progress on future calls.

Against this backdrop of increasing secular demand for messaging and 5G enabled solutions by mobile Enterprises and network operators, our proposed merger with M3-Brigade Acquisition II Corp is not purely a financial exercise. It is primarily a strategic transaction which facilitates our ability to reinvest and capture the growth available to us right now. By retiring and refinancing our existing debt, we will substantially delever our balance sheet; reducing proforma Net Debt to trailing 12 months Adjusted Financing EBITDA ratio of approximately 3.7 times on the close of the transaction. The significant free cash flow savings from lowered gross interest expense will enable us to grow stronger, innovate quicker, and spin our flywheel of competitive advantages faster.

As Simeon will elaborate on in a few moments, Q3 2021 represented our best revenue quarter since Q4 2015. We grew top-line 30% thanks to significant growth in our Enterprise messaging business. This was also our highest quarter of Adjusted EBITDA generation since Q3 2019, up almost 20% Year on Year. We executed above our internal expectations on Revenue, Adjusted EBITDA, and Free Cash

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Flow. Visibility to our Q4 outlook gives us confidence to raise the Full Year 2021 Revenue target of $678M we made public in August by approximately 10%, while reaffirming our $210M full year Adjusted EBITDA target. We remain confident in the long-term financial targets we set out in August and are on track to complete the merger with MBAC by the end of the calendar year, subject to regulatory and shareholder approvals.

Our public readiness planning is advanced and well calibrated. As CEO, I’m focused not only on the transaction, but also on driving the internal culture of continuous transformation, collaboration and innovation aimed at driving organic, sustainable value creation.

This is a busy but exciting time to be at Syniverse. I’m proud of our 1,400 plus employees worldwide who are delivering solutions to customers and with them laying a basis for superior, sustainable returns to our investors. Thanks to my colleagues for your commitment, focus and execution and thanks to you, our investors, for your trust.

Over to you Simeon to walk through the Q3 financial results.

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Slide 5—Simeon Irvine—Introductory Comments

Thank you, Andrew, and thank you all for joining us on the call today.

Before getting into the quarterly financials, we are going to focus today on actual results to reflecting the change in income statement presentation under ASC 606 to which Stanley referred earlier. Historical results as amended are in our trending schedule in the Appendix of today’s presentation, which also shows pro-formas for our estimates of the effects of Covid-19.

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Slide 6—Simeon Irvine – Q3 21 Results highlights

Starting on slide six. In Q3 we continued to grow Revenue and Adjusted EBITDA relative to the same quarter last year and our year-to-date cash flow has seen significant progress compared to the first three quarters of 2020. Starting at the left of the slide, I’ll take these parts in turn.

Revenues grew by $47.9 million or 30% year over year to $207.9 million from $160 million in Q3 2020. Our Enterprise revenues more than doubled from last year. While the Messaging Services and Outsourced Carrier Solutions lines of business displayed meaningful growth year over year, total Carrier revenue declined by $4.9 million due to lower revenues in Global Network Services. CDMA and Legacy revenues declined $7.0 million and on an underlying basis, our Carrier business exhibited low, single digit revenue growth. I’ll go into more detail on this shortly.

On Adjusted EBITDA, in the middle of the slide, we grew by $10 million or 20%. This increase can generally be attributed to outsized growth in Enterprise direct margin as well as cost benefits from our Transformation program. As our Enterprise business continues to grow, we expect margin mix to continue shifting toward Enterprise. We will offset the dollar effects of this mix shift by continuing to execute on our Transformation program, where to date we have completed actions that will deliver $96 million of annualized benefit.

On the right-hand side of the slide, you can see that our Free Cash Flow, which we define consistently with industry peers, grew by $23.5 million from Q3 2020 on a year-to-date basis, driven by higher unleveraged cash flow from operations as well as lower CAPEX. Again, I’ll double click on these towards the end of my remarks.

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Slide 7- Simeon Irvine- Enterprise revenues

Turning to slide seven, our Enterprise revenues increased year over year by $52.8 million, or 106%, to $102.6 million from $49.8 million in 2020.

Our Global Messaging revenues grew by $50.8 million, or 113% from last year, primarily due to increased wholesale A2P volumes and new business in 10-digit long code, otherwise known as 10DLC, messaging. In Q3, a Tier One North American operator began to impose termination fees on 10DLC traffic and we have passed these costs through to our customers as additional billings. Netting out the effects from such pass throughs totaling $22.3 million, underlying growth in our Enterprise revenues was $30.5 million or 61%.

In CPaaS Solutions, our Revenues increased by $2.0 million or 42% from a combination of new logos and revenue expansion from existing customers. Our omni-channel CPaaS solutions are resonating among companies interested in expanding their customers’ digital experience by taking advantage of our expertise in resolving operational complexity and our range of message distribution channels.

While noting that wholesale revenues can be volatile from quarter to quarter, we continue to be very pleased with our go to market execution in Enterprise.

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Slide 8- Simeon Irvine- Carrier revenues

Turning to slide eight, you’ll see that our Carrier business unit’s revenue declined by $4.9 million or 4% year over year, to $105.3 million from $110.2 million.

Within our Carrier business, headwinds from CDMA and legacy revenues accelerated on a dollar basis quarter on quarter. The flip side of this, is that we are more quickly approaching the point where these revenue streams will be insignificant and thus, no longer a meaningful headwind. On an underlying basis, or net of the effect from CDMA and legacy products, our Carrier revenues grew by $2.1 million or 2% year over year in Q3.

Messaging services revenues increased by $4.7 million or 16% year over year mostly attributable to the new carrier routes in the Asia Pacific region that I have highlighted previously.

Outsourced Carrier Solutions revenues increased $2.7 million, or 8%, primarily due to growth in number portability, and partially offset by lower volumes and pricing from CDMA and GSM clearing & settlement products.

Global Network Services revenues decreased $12.3 million from the prior year. The decline was mostly attributable to reductions in IPX bandwidth consumption relating to the ongoing international travel restrictions which we therefore expect to rebound and, from lower CDMA and legacy signaling volumes.

Looking to the future we remain confident in the turnaround of the Carrier business. Within this, we expect the growth in Messaging Solutions to moderate as we lap the acquisition of new business in Asia Pacific in Q320; and as international travel and roaming rebound from the COVID related slowdown, we anticipate growth in Global Network Services and Outsourced Carrier Solutions will resume. The resumption of international travel in Asia Pacific is expected to be the strongest driver of this revenue rebound. Finally, as Andrew mentioned, our 5G driven white space opportunities should underpin growth in Carrier as we exit 2021.

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Slide 9- Simeon Irvine- Direct Margin

Moving along, slide nine shows that our Direct Margin increased $6.5 million or 6% year on year due to net contributions from our Enterprise business, which increased by $17.7 million more than offseting the $11.2 million decline from our Carrier business. This reflects the ongoing mix shift from Carrier to Enterprise I addressed on our last two quarterly calls and, more thematically, it reflects an increased mix of lower percentage margin revenue streams containing MT fees in both Carrier and Enterprise.

We expect these mix driven changes in Direct Margin to persist as Revenues containing MT fees grow faster than revenue streams without these costs. Therefore, to ensure we fully and properly evaluate the relative attractiveness of the different revenue streams available to us, we are increasingly analyzing and managing our business with reference to Direct Margin contribution.

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Slide 10- Simeon Irvine—Controllable Costs

Turning to slide ten, our continuous cost optimization and process reengineering focus has yielded a net $3.4 million, or 6%, reduction in controllable costs year over year. Savings from transformation activities more than offset headwinds in Discretionary costs, as business travel and conference participation slowly rebound, and in medical costs which have increased as our employees scheduled procedures deferred during the pandemic.

We achieved a $1.4 million decrease in Adjusted SG&A and a $2 million decrease in our Fixed Cost of Goods Sold. In the fourth quarter, if the transaction closes in year, we will have an accrual for employee incentive plans for the first time since 2019. Consequently, we anticipate that our adjusted SG&A may be higher year over year next quarter as we did not accrue for incentive plans in 2020.

The chart on the right-hand side of the page provides our customary update on the transformation program benefits. Our cumulative $121 million in completed and in-progress transformation benefits remains largely unchanged from Q2 as we focus on driving existing initiatives to completion. We have also commenced work to evaluate multiple new initiatives which we expect will further improve process efficiency and effectiveness and these actions will enhance our employee and customer experience allowing us to optimize the balance between cost, scope, and quality. We will provide further insights into these new initiatives in 2022.

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Slide 11- Simeon Irvine- Free Cash Flow

I’ll end my prepared remarks with some comments on our Free Cash Flow as presented on slide eleven.

As you can see on the left of the slide, our cash generation has been strong year to date, up $23.5 million year on year. Unleveraged cash flow from operations grew by $12.5 million to $149.6 million driven largely by improved working capital efficiency. We increasingly believe we have reached a new lower baseline in days sales outstanding due to structurally improved efficiency in cash collections. Cash interest expense was $2.6 million higher during the first nine months of 2021 compared to the same period in 2020 and this is due mostly to 9 months of cash interest falling due compared to eight last year, offset, in part, by a reduction in the interest rate on the facilities dating back to early 2020.

We expect our interest costs to substantially reduce following completion of the debt refinancing linked to the inflight transaction.

Year to date, cash capex decreased year on year. While tighter controls and phasing influenced the 32% year on year reduction, we have continued spending on projects to support our future volume growth, to add features and functionality, and to retire legacy systems. We expect our full year capex will be approximately $45 million.

That concludes our prepared remarks, so I’ll turn back to Stanley to lead our Q&A session.

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Stanley Martinez- Q&A prelude

Thanks Simeon. Before we get started, I’ll remind everyone to please limit yourself to one question and one follow-up on our financial and operating results so we can try to take as many participants’ questions as possible. If you would like to ask additional questions, please re-enter the queue.

To ask a question press *1 and to withdraw your request, please press *2.

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Exhibit 99.4

Consolidated Financial Statements

Syniverse Holdings, Inc.

Three and Nine Months Ended August 31, 2021 and 2020

SYNIVERSE HOLDINGS, INC.

SYNIVERSE HOLDINGS, INC.

GLOSSARY OF TERMS

Term	Definition
2011 Plan	2011 Equity Incentive Plan
2018 Plan	2018 Restructuring Plan
2020 Plan	2020 Restructuring Plan
5G	Fifth Generation
10 DLC	10 Digit Long Code
Amended Agreement	Amended and Restated Consulting Services Agreement with The Carlyle Group
A2P	Application-to-Person Messaging
APAC	Asia Pacific
B2C	Business-to-Consumer
BCE	Billing and Charging Evolution
Buccaneer	Buccaneer Holdings LLC
CARES	Coronavirus Aid, Relief and Economic Security
Carlyle	Investment Funds Affiliated with The Carlyle Group
CDMA	Code Division Multiple Access
CODM	Chief Operating Decision Maker
COVID-19	Novel Coronavirus Disease
CPaaS	Communications Platform as a Service
EBITDA	Earnings before Interest, Tax, Depreciation and Amortization
FASB	Financial Accounting Standards Board
GSM	Global System for Mobiles
IoT	Internet of Things
IP	Internet Protocol
IPX	Internetwork Packet Exchange
MBAC	M3-Brigade Acquisition II Corporation
MaaP	Messaging as a Platform
MMS	Multimedia Messaging Service
MNO	Mobile Network Operator
OFAC	The Office of Foreign Assets Control of the U.S. Department of the Treasury
OTT	Over-the-Top Provider
P2P	Person-to-Person Messaging
PIPE	Private Investment in Public Equity
RCS	Rich Communication Service
Seventh Amendment	Seventh Amendment to the First Lien Credit Facility
SMS	Short Message Service
TAP	Transferred Account Procedures
Twilio	Twilio Inc.
U.S.	United States of America
U.S. GAAP	Accounting Principles Generally Accepted in the United States
Vibes	Vibes Media LLC
VIE	Variable Interest Entity
VoIP	Voice over Internet Protocol

SYNIVERSE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	August 31, 2021	November 30, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,800	$88,493
Accounts receivable, net of allowances of $4,989 and $10,584, respectively	134,004	124,219
Income taxes receivable	5,754	6,376
Prepaid and other current assets	34,460	21,039

Total current assets	252,018	240,127
Property and equipment, net	37,738	47,459
Capitalized software, net	73,299	83,512
Goodwill	2,306,272	2,310,145
Identifiable intangibles, net	112,230	125,004
Deferred tax assets	2,096	2,108
Investment in unconsolidated subsidiaries	35,013	35,338
Other assets	7,885	10,701

Total assets	$2,826,551	$2,854,394

LIABILITIES AND STOCKHOLDER EQUITY
Current liabilities:
Accounts payable	$67,972	$44,835
Accrued liabilities	141,423	119,545
Income taxes payable	1,409	3,435
Current portion of long-term debt, net of original issue discount and deferred financing costs	16,888	16,830
Deferred revenues	4,774	5,739

Total current liabilities	232,466	190,384
Long-term debt, net of original issue discount and deferred financing costs	1,919,325	1,925,463
Deferred tax liabilities	83,500	81,379
Other long-term liabilities	56,216	78,314

Total liabilities	2,291,507	2,275,540

Commitments and contingencies (Note 10)
Stockholder equity:
Common stock $0.01 par value; one thousand shares authorized, issued and outstanding as of August 31, 2021 and November 30, 2020	—	—
Additional paid-in capital	1,309,874	1,303,910
Accumulated deficit	(683,824)	(620,143)
Accumulated other comprehensive loss	(102,267)	(113,846)

Total Syniverse Holdings, Inc. stockholder equity	523,783	569,921
Noncontrolling interest	11,261	8,933

Total stockholder equity	535,044	578,854

Total liabilities and stockholder equity	$2,826,551	$2,854,394

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2021	2020	2021	2020
Revenues	$207,946	$160,041	$540,049	$485,437
Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	120,628	81,545	305,168	243,621
Sales and marketing	12,837	14,860	37,995	46,827
General and administrative	19,243	25,391	66,072	70,622
Depreciation and amortization	18,130	28,549	60,620	83,752
Restructuring expense	1,562	15,887	3,920	18,571

	172,400	166,232	473,775	463,393

Operating income (loss)	35,546	(6,191)	66,274	22,044
Other (expense) income, net:
Interest expense	(40,759)	(42,658)	(121,694)	(128,654)
Equity income (loss) in investees	867	(619)	(325)	(1,003)
Other, net	3,008	(5,472)	(661)	(3,854)

	(36,884)	(48,749)	(122,680)	(133,511)

Loss before provision for income taxes	(1,338)	(54,940)	(56,406)	(111,467)
Provision for income taxes	2,452	960	5,033	7,375

Net loss	(3,790)	(55,900)	(61,439)	(118,842)
Net income attributable to noncontrolling interest	1,692	204	2,242	149

Net loss attributable to Syniverse Holdings, Inc.	$(5,482)	$(56,104)	$(63,681)	$(118,991)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(IN THOUSANDS)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2021	2020	2021	2020
Net loss	$(3,790)	$(55,900)	$(61,439)	$(118,842)
Other comprehensive (loss) income, net of tax (1):
Foreign currency translation adjustments	(14,046)	27,751	(4,098)	25,618
Changes related to cash flow derivative hedges	5,358	6,502	15,668	(1,902)
Changes in unrecognized pension cost	32	27	95	(4,874)

Total Other comprehensive (loss) income	(8,656)	34,280	11,665	18,842

Total Comprehensive loss	(12,446)	(21,620)	(49,774)	(100,000)
Less: comprehensive income attributable to noncontrolling interest	1,632	341	2,328	91

Comprehensive loss attributable to Syniverse Holdings, Inc.	$(14,078)	$(21,961)	$(52,102)	$(100,091)

(1)

There was no income tax provision or benefit on the components of other comprehensive (loss) income for the three and nine months ended August 31, 2021 and 2020 as a result of income tax valuation allowances.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Nine Months Ended August 31,
	2021	2020
Cash flows from operating activities
Net loss	$(61,439)	$(118,842)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	60,620	83,752
Amortization of original issue discount and deferred financing costs	6,686	6,283
Allowance for credit memos and uncollectible accounts	1,003	3,228
Deferred income tax expense	4,022	2,486
Stock-based compensation	6,979	12,536
Unrealized foreign currency transaction (gain) loss	(332)	3,938
Other, net	11,341	6,476
Changes in operating assets and liabilities:
Accounts receivable	(11,033)	20,419
Income tax receivable or payable	(1,395)	(749)
Prepaid and other current assets	(21,693)	(2,673)
Accounts payable	23,502	4,710
Accrued liabilities and deferred revenues	21,260	8,260
Other assets and other long-term liabilities	(1,988)	(2,189)

Net cash provided by operating activities	37,533	27,635

Cash flows from investing activities
Capital expenditures	(28,815)	(42,401)

Net cash used in investing activities	(28,815)	(42,401)

Cash flows from financing activities
Proceeds from Revolving Credit Facility	—	85,600
Principal payments on Revolving Credit Facility	—	(25,000)
Principal payments on long-term debt	(12,765)	(12,765)
Payments on capital lease obligations and software financing arrangements	(5,228)	(7,036)
Distribution to Syniverse Corporation	(1,015)	(2,627)
Other	—	(2,483)

Net cash (used in) provided by financing activities	(19,008)	35,689

Effect of exchange rate changes on cash	142	(725)
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,148)	20,198
Cash, cash equivalents and restricted cash at beginning of period	89,500	48,647

Cash, cash equivalents and restricted cash at end of period	$79,352	$68,845

Supplemental Disclosure of Cash Flow Information
Non-Cash Financing and Investing Transactions:
Assets acquired under capital leases and software financing arrangements	$576	$18,993
Cash paid in the period for:
Interest	$112,096	$109,518
Income taxes	$2,428	$5,649

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER EQUITY

(IN THOUSANDS)

	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interest	Total
Balance, November 30, 2020	$—	$1,303,910	$(620,143)	$(113,846)	$8,933	$578,854
Net (loss) income	—	—	(29,799)	—	331	(29,468)
Foreign currency translation adjustments	—	—	—	4,497	2	4,499
Change related to cash flow derivative hedges	—	—	—	4,979	—	4,979
Changes in unrecognized pension cost	—	—	—	31	—	31
Stock-based compensation	—	1,556	—	—	—	1,556
Distribution to Syniverse Corporation	—	(117)	—	—	—	(117)

Balance, February 28, 2021	—	1,305,349	(649,942)	(104,339)	9,266	560,334
Net (loss) income	—	—	(28,400)	—	219	(28,181)
Foreign currency translation adjustments	—	—	—	5,305	144	5,449
Change related to cash flow derivative hedges	—	—	—	5,331	—	5,331
Changes in unrecognized pension cost	—	—	—	32	—	32
Stock-based compensation	—	2,840	—	—	—	2,840
Distribution to Syniverse Corporation	—	(301)	—	—	—	(301)

Balance, May 31, 2021	—	1,307,888	(678,342)	(93,671)	9,629	545,504
Net (loss) income	—	—	(5,482)	—	1,692	(3,790)
Foreign currency translation adjustments	—	—	—	(13,986)	(60)	(14,046)
Change related to cash flow derivative hedges	—	—	—	5,358	—	5,358
Changes in unrecognized pension cost	—	—	—	32	—	32
Stock-based compensation	—	2,583	—	—	—	2,583
Distribution to Syniverse Corporation	—	(597)	—	—	—	(597)

Balance, August 31, 2021	$—	$1,309,874	$(683,824)	$(102,267)	$11,261	$535,044

	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interest	Total
Balance, November 30, 2019	$—	$1,294,199	$(467,517)	$(138,693)	$9,310	$697,299
Net (loss) income	—	—	(45,348)	—	197	(45,151)
Foreign currency translation adjustments	—	—	—	(1,677)	(26)	(1,703)
Changes related to cash flow derivative hedges	—	—	—	(7,638)	—	(7,638)
Changes in unrecognized pension cost	—	—	—	(4,926)	—	(4,926)
Stock-based compensation	—	3,041	—	—	—	3,041
Distribution to Syniverse Corporation	—	(891)	—	—	—	(891)

Balance, February 29, 2020	—	1,296,349	(512,865)	(152,934)	9,481	640,031
Net loss	—	—	(17,539)	—	(252)	(17,791)
Foreign currency translation adjustments	—	—	—	(261)	(169)	(430)
Changes related to cash flow derivative hedges	—	—	—	(766)	—	(766)
Changes in unrecognized pension cost	—	—	—	25	—	25
Stock-based compensation	—	2,309	—	—	—	2,309
Distribution to Syniverse Corporation	—	(332)	—	—	—	(332)

Balance, May 31, 2020	—	1,298,326	(530,404)	(153,936)	9,060	623,046
Net (loss) income	—	—	(56,104)	—	204	(55,900)
Foreign currency translation adjustments	—	—	—	27,614	137	27,751
Changes related to cash flow derivative hedges	—	—	—	6,502	—	6,502
Changes in unrecognized pension cost	—	—	—	27	—	27
Stock-based compensation	—	7,186	—	—	—	7,186
Distribution to Syniverse Corporation	—	(1,404)	—	—	—	(1,404)

Balance, August 31, 2020	$—	$1,304,108	$(586,508)	$(119,793)	$9,401	$607,208

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

Syniverse Holdings, Inc. (“Syniverse”) is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities, and network assets, have allowed Syniverse to address the changing needs of the mobile ecosystem for over thirty years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

Syniverse serves two distinct groups of customers, carriers and enterprises. Syniverse’s solutions are organized around these groups. Syniverse is a trusted neutral intermediary to approximately 800 carrier customers and 450 enterprises and technology providers.

Syniverse serves nearly every mobile network operator in the world and its solutions help carriers provide their customers with secure, global connectivity and messaging. Syniverse’s carrier product groups consist of Global Network Services, Outsourced Carrier Solutions, and Messaging Solutions.

Global Network Services’ foundation is an interoperability and signaling network that connects to over 800 carriers and transfers over 3.3 exabits of data annually between carrier networks. This network is the backbone for many carrier services today such as activation, authentication and authorization of end-user mobile activities; global data transport; and real-time policy management. Syniverse also believes it will play a critical role for providing interoperability for IoT and 5G related services, and a foundation for seamless mobility between public and private networks.

Outsourced Carrier Solutions provides end-to-end solutions for clearing and settling transactions between carriers. Historically Syniverse has enabled carriers to clear and settle roaming transactions by clearing GSMA TAP records among carriers. Syniverse has enhanced its solution to support the next-generation GSMA BCE standard to allow it to clear and settle any transaction or record between carriers, including records of IoT and 5G transactions. This solution is built on blockchain technology and capable of clearing transactions between any two entities, not just carriers. Outsourced Carrier Solutions also provides a solution that enables carriers to better monetize their A2P messaging traffic including the clearing, settlement and invoicing of application-to-person messages. Phone number portability between carriers is another solution provided by Outsourced Carrier Solutions allowing end users to transfer their phone number between mobile operators.

Messaging Solutions delivers P2P messages between carriers. Syniverse operates its own messaging hub that enables carriers to reach almost every other carrier in the world through one connection into the Syniverse messaging hub. Syniverse also creates and manages stand-alone messaging hubs for carriers that allow carriers to control their own messaging connections and message routing. Syniverse processes over a trillion messages over these hubs annually. Syniverse believes these messaging solutions will provide a critical role in the evolution to 5G messaging and RCS messaging together with the necessary interoperability.

Syniverse serves approximately 450 enterprises and technology providers with solutions that address their cloud communications and omni-channel mobile engagement needs connecting them to the mobile ecosystem allowing seamless interaction to their customers through mobile devices and applications. Syniverse’s enterprise product groups include Global Messaging Services and CPaaS Solutions.

Global Messaging Services enable enterprises to send A2P SMS and MMS messages directly to their customers and employees. For example, Syniverse enables several financial services companies to send new passcodes directly to their customers through a text message and airlines and hospitality companies to send updates regarding a customer’s travel itinerary. Syniverse’s A2P messaging network reaches approximately 800 carriers globally maximizing customer reach for its enterprise customers. Global Messaging Services also include an IP messaging gateway that allows OTTs or their end users to use IP applications to send SMS messages directly to an end user mobile device. Global Messaging Services also provides connectivity to the 10 DLC A2P messaging services currently being introduced by the North American carriers.

CPaaS Solutions is an omni-channel mobile engagement service that enable enterprises to optimize and differentiate their mobile interactions with various audiences. These interactions can take the form of mobile marketing or alert services or other types of communications with customers or employees. Enterprises can reach their customers not only through A2P messaging, but also social channels, e-mail, and voice. Orchestration capabilities allow the communications to be integrated with other 3rd party platforms such as marketing platforms. Syniverse believes the modular architecture of its CPaaS Solutions will also allow it to continue to add features and functionality as the market and customers require.

2. Summary of Significant Accounting Policies

Unless otherwise noted below, there have been no material changes to the accounting policies presented in Note 2—“Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements for the year ended November 30, 2020.

Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in conformity with U.S. GAAP.

In the fourth quarter of 2020, Syniverse changed its fiscal year end from a calendar year basis to a fiscal year basis ending on November 30. The accompanying financial statements reflect the new fiscal period. Prior periods have been recast to conform to the current period presentation.

For the three months ended August 31, 2021, Syniverse adjusted the income statement presentation of Revenues for a Carrier messaging contract from a reduction of Cost of operations to Revenues. Prior period amounts have been reclassified to conform to current period classification. The reclassification increased Revenues and Cost of operations by approximately $1.5 million and $1.4 million for three months ended February 28, 2021 and May 31, 2021, respectively, and increased Revenues and Cost of operations by approximately $1.9 million, $1.7 million and $1.5 million for the three months ended February 29, 2020, May 31, 2020, and August 31, 2020, respectively. The reclassification is limited to the Carrier segment and does not affect direct margin, operating income (loss), net loss or cash flows from operations.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of Syniverse Holdings, Inc., and all of its wholly-owned subsidiaries and a VIE in India for which Syniverse is deemed to be the primary beneficiary. References to “Syniverse”, the “Company”, “us”, or “we” include all of the consolidated companies. The results of operations attributable to the noncontrolling interest is included in Syniverse’s unaudited condensed consolidated statements of operations, and the noncontrolling interest is reported as a separate component of equity. All intercompany balances and transactions have been eliminated. These unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary for a fair presentation.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management regularly makes estimates and assumptions that are inherent in the preparation of the consolidated financial statements including, but not limited to, stock-based compensation, asset impairments, allowance for uncollectible accounts and credit memos, loss contingencies and income taxes. Actual results could differ from those estimates.

Cash, Cash Equivalents and Restricted Cash

All highly liquid investments with original maturities of three months or less are considered to be cash and cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

Amounts included in restricted cash represent certificates of deposits and time deposits with original maturities greater than three months and cash that is restricted as to withdrawal or usage. These amounts are classified in prepaid and other current assets and other assets in the accompanying unaudited condensed consolidated balance sheets.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the accompanying unaudited condensed consolidated balance sheets that sum to the total cash, cash equivalents and restricted cash in the unaudited condensed consolidated statements of cash flows:

(in thousands)	August 31, 2021	November 30, 2020
Cash and cash equivalents	$77,800	$88,493
Restricted cash included in prepaid and other current assets	874	263
Restricted cash included in other assets	678	744

Total cash, cash equivalents and restricted cash	$79,352	$89,500

Goodwill and Indefinite-Lived Intangible Assets

During the three months ended February 28, 2021, management elected to modify the date of its annual impairment assessment of goodwill and indefinite lived intangible assets from October 1 to September 1. Syniverse changed its fiscal year end from a calendar year to a fiscal year end basis ending on November 30 during the year ended November 30, 2020. The change to the date of the annual impairment test allows Syniverse to continue to perform the test on the first day of the fourth quarter which changed to September 1 as a result of the change in fiscal year end. The change in the assessment date provides a reasonable period of time to estimate fair value prior to the annual reporting deadline. Management believes the change in the annual goodwill impairment date does not result in a material change in the method of applying the accounting principle. Management has determined that it is impracticable to objectively determine projected cash flows and related valuation estimates that would have been used as of each September 1 of prior reporting periods without the use of hindsight. As such, Syniverse will prospectively apply the change in the annual impairment assessment dates beginning on September 1, 2021. Syniverse did not have an impairment charge on its most recently performed assessments on October 1, 2020 or 2019, and this change in the assessment date does not delay, accelerate or avoid a potential impairment charge.

As a result of announcing a new organizational structure and the appointment of a new Chief Executive Officer, beginning in the quarter ended May 31, 2021, management determined that Syniverse is comprised of two operating segments. Management has not identified any components within those operating segments and, hence, have two reporting units for purposes of Syniverse’s goodwill impairment analysis.

Joint Venture Interests

In May 2016, Syniverse acquired a 48.1% noncontrolling interest in Vibes, which is a VIE. Syniverse’s noncontrolling interest in Vibes is accounted for as an equity method investment. Under the equity method, the carrying amount of the investment is recorded at cost and adjusted for Syniverse’s proportionate share of earnings or losses. The carrying amount of the investment in the equity method investee as of August 31, 2021 and November 30, 2020 was $35.0 million and $35.3 million, respectively, and is included in Investment in unconsolidated subsidiaries in the accompanying unaudited condensed consolidated balance sheets. In addition to its investment in Vibes, Syniverse and Vibes have partnered to distribute Vibes’ cloud-based mobile marketing software platform. Expenses incurred from commercial transactions with Vibes, which is a related party to Syniverse, were $4.5 million and $13.1 million for the three and nine months ended August 31, 2021, respectively. Expenses incurred from commercial transactions with Vibes were $5.3 million and $13.0 million for the three and nine months ended August 31, 2020, respectively. These expenses with Vibes are recorded in Cost of operations in the accompanying unaudited condensed consolidated statements of operations.

Reportable Segments

Effective March 16, 2021, as the result of a new organizational structure as well as the appointment of a new Chief Executive Officer who is Syniverse’s CODM, Syniverse is comprised of two reportable segments: Carrier services and Enterprise services. The principal activities of these segments are described in detail in Note 1. Syniverse’s reportable segments are generally organized by the type of service provided, which is generally, but not always, consistent with the type of customer to which services are provided. Syniverse’s reportable segments were determined based on how the CODM assesses the operating performance and allocates the resources of Syniverse. Segment information for Syniverse’s two reportable segments has been disclosed for all periods presented.

The CODM evaluates the operating performance of Syniverse’s segments using revenues and direct margin. Revenues for each reportable segment are attributed to the segment in which the service is performed, and there are no intersegment revenues. Direct margin is defined as segment revenues less direct variable costs of segment operations. Direct variable costs of operations are comprised of certain third party costs recorded in Cost of operations in the accompanying statements of operations including message termination fees, revenue share fees, variable data processing costs and off-network database query charges. These costs vary directly with volume of transactions processed or as a percentage of revenue. Direct margin excludes amounts recorded in Costs of operations in the accompanying statements of operations that do not fluctuate with volumes or revenue, including personnel costs associated with service implementation, training and customer care; facility hosting and support costs, which is composed of software and hardware maintenance and support and SaaS costs; and network and other operating costs.

Syniverse does not allocate sales and marketing, general and administrative, depreciation and amortization, restructuring expenses, employee termination benefits, or other expense or income to its segments because the CODM does not consider this information in assessing the performance of the operating segments. Additionally, the CODM does not review disaggregated assets or capital expenditures on a segment basis, therefore asset information by reportable segment is not presented.

New Accounting Pronouncements

Accounting Standards Adopted

In December 2019, the FASB issued authoritative guidance, which simplifies the accounting for income taxes by removing certain exceptions to the general principles for income taxes. The standard is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. Syniverse elected to early adopt this standard effective December 1, 2020. The adoption of this guidance did not have a material impact on Syniverse’s consolidated financial statements.

Accounting Standards Not Yet Adopted

In February 2016, the FASB issued authoritative guidance regarding the accounting for leases and has since issued subsequent updates to the initial guidance. The guidance is intended to improve transparency and comparability of lease accounting among organizations. For leases with a term greater than 12 months, the amendments require the lease rights and obligations arising from the leasing arrangements, including operating leases, to be recognized as assets and liabilities on the balance sheet. However, the effect on the statement of operations and the statement of cash flows is largely unchanged. The amendments also expand the required disclosures surrounding leasing arrangements. The guidance is effective for Syniverse in the fiscal year ending November 30, 2023. Early adoption is permitted. Syniverse’s lease portfolio is primarily comprised of office facilities, data center facilities and equipment. Management expects to apply the package of practical expedients that allows companies not to reassess whether any expired or expiring contracts are or contain leases, lease classification for any expired or expiring leases and initial direct costs for any expired or expiring leases. Management also expects to make an accounting policy election to exclude leases with a term of 12 months or less from the balance sheet. Although management has not completed the evaluation, or quantified its impact, the adoption of this guidance is expected to have a significant impact on the consolidated balance sheet due to the recognition of the right of use asset and liability related to operating leases.

In June 2016, the FASB issued authoritative guidance on accounting for credit losses on financial instruments, including trade receivables, and has since issued subsequent updates to the initial guidance. The amended guidance requires the application of a current expected credit loss model, which measures credit losses based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts. The guidance requires adoption using a modified retrospective approach and is effective for Syniverse in the first interim period beginning on December 1, 2022. Management is currently evaluating the potential impact on the consolidated financial statements and related disclosures.

3. Revenues

Revenues by geographic region, based on the “bill to” location on the invoice, were as follows:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
North America	$136,427	$99,475	$332,900	$302,222
Asia Pacific	36,479	26,142	102,688	74,785
Europe, Middle East and Africa	24,146	23,622	70,245	73,776
Caribbean and Latin America	10,894	10,802	34,216	34,654

Revenues	$207,946	$160,041	$540,049	$485,437

For the three months ended August 31, 2021 and 2020, Syniverse derived 51.2% and 57.4%, respectively, revenues from customers in the United States. For the nine months ended August 31, 2021 and 2020, Syniverse derived 52.7% and 57.6%, respectively, revenues from customers in the United States.

Syniverse records deferred revenues when cash payment is received or when it has an unconditional right to payment in advance of revenue recognition. Revenues are recognized as the performance obligations are satisfied.

The following table provides the activity for deferred revenue for the three and nine months ended August 31, 2021 and 2020:

(in thousands)	Beginning Balance	Additions	Revenue Recognized	Ending Balance
Three Months Ended August 31, 2021
Deferred revenue	$6,207	$1,244	$(2,429)	$5,022
Three Months Ended August 31, 2020
Deferred revenue	$6,640	$1,152	$(1,758)	$6,034

(in thousands)	Beginning Balance	Additions	Revenue Recognized	Ending Balance
Nine Months Ended August 31, 2021
Deferred revenue	$5,799	$6,316	$(7,093)	$5,022
Nine Months Ended August 31, 2020
Deferred revenue	$6,636	$4,933	$(5,535)	$6,034

During the nine months ended August 31, 2021 and 2020, Syniverse recognized revenue of $3.3 million and $3.0 million related to deferred revenue at November 30, 2020 and November 30, 2019, respectively.

Syniverse generally enters into multi-year non-cancelable contracts with its customers. The transaction price of each contract includes the amount to which it expects to be entitled, which is comprised of fixed consideration, variable consideration or a combination of both. As of August 31, 2021, there was an aggregate amount of $241.3 million of consideration for the non-cancelable, fixed portion of Syniverse’s contracts to which it will be entitled upon providing services in the future. Management expects to recognize revenues for these contracts as Syniverse’s performance obligations are satisfied in the amounts of $56.9 million for the remaining three months ending November 30, 2021, and $134.6 million, $33.7 million and $16.1 million for the years ending November 30, 2022, 2023 and thereafter, respectively. These amounts do not include variable consideration, which has historically been a significant portion of Syniverse’s revenues, and any fixed consideration subsequent to contract renewals.

Please see Note 13 for revenues by reportable segment.

4. Accrued Liabilities

Accrued liabilities consisted of the following:

(in thousands)	August 31, 2021	November 30, 2020
Accrued message termination fees, network and data processing expenses	$34,228	$25,560
Interest rate swaps—short term	21,866	21,776
Accrued professional fees	22,608	7,099
Accrued payroll and related benefits	16,446	23,347
Accrued interest	17,253	17,169
Software financing arrangements—short term	9,861	9,757
Accrued revenue share expenses	3,148	3,629
Other accrued liabilities	16,013	11,208

Total Accrued liabilities	$141,423	$119,545

The increase in accrued message termination fees, network and data processing expenses at August 31, 2021 is related to growth in carrier and enterprise messaging. The increase in accrued professional fees at August 31, 2021 is primarily related to strategic initiatives.

5. Debt and Credit Facilities

The following table presents the components of outstanding debt:

(in thousands)	August 31, 2021	November 30, 2020
Credit Facilities:
Tranche C Term Loans, due March 2023	$1,646,685	$1,659,450
Original issue discount	(6,665)	(9,689)
Deferred financing costs	(6,131)	(8,872)
Second Lien Term Loans, due March 2024	220,000	220,000
Original issue discount	(1,820)	(2,274)
Deferred financing costs	(1,151)	(1,437)
Revolving Credit Facility, due December 2022	85,600	85,600
Deferred financing costs	(305)	(485)

Total Debt and Credit Facilities	1,936,213	1,942,293
Less: Current portion
Long-term debt, current portion	(17,020)	(17,020)
Original issue discount, current portion	69	99
Deferred financing costs, current portion	63	91

Current portion of long-term debt, net of original issue discount and deferred financing costs	(16,888)	(16,830)

Long-term debt, net of original issue discount and deferred financing costs	$1,919,325	$1,925,463

Amortization of original issue discount and deferred financing fees for the nine months ended August 31, 2021 and 2020 was $6.7 million and $6.3 million, respectively, which was recorded in Interest expense in the accompanying unaudited condensed consolidated statements of operations.

On May 10, 2021, Syniverse entered into an amendment (the “Seventh Amendment”) to the First Lien Credit Facility (as amended, amended and restated, supplemented or otherwise modified from time to time), among Syniverse as borrower, Buccaneer, Barclays Bank PLC, as administrative agent, swing line lender and letter of credit issuer, and the lenders and financial institutions from time to time party thereto in order to make certain modifications to the financial maintenance covenant if and for so long as certain financial maintenance covenant conditions are satisfied.

The financial maintenance covenant, as amended by the Seventh Amendment, continues to be tested only for the benefit of the revolving credit lenders and is required to be tested only when, at the end of any fiscal quarter, any revolving credit loans, any swing line loans or any letter of credit obligations (excluding undrawn letter of credit not in excess of $10 million in the aggregate and any letters of credit which are cash collateralized to at least 105% of their maximum stated amount) are outstanding. If the financial maintenance covenant is then required to be tested and the applicable financial maintenance covenant conditions are then satisfied, Syniverse must maintain a consolidated first lien indebtedness to consolidated EBITDA ratio of no greater than (i) 7.75:1.00 as of the end of the fiscal quarter ended on May 31, 2021 and (ii) 8.50:1.00 as of the end of each applicable fiscal quarter ended thereafter. The aforesaid financial maintenance covenant levels will decrease at the time and as set forth in the Seventh Amendment following the earliest of (i) the closing of the transactions contemplated by the Framework Agreement, (ii) the expiration or earlier termination of the Framework Agreement, (iii) June 30, 2022 or (iv) the failure to meet certain liquidity requirement at the times and as specified in the Seventh Amendment.

6. Stock-based Compensation

Effective April 6, 2011, Syniverse Corporation, an indirect parent of Syniverse, established the 2011 Plan for the employees, consultants and directors of Syniverse Corporation and its subsidiaries. The 2011 Plan provides incentive compensation through grants of incentive or non-qualified stock options, stock purchase rights, restricted stock awards, restricted stock units, or any combination of the foregoing. Syniverse Corporation will issue shares of its common stock to satisfy equity based compensation instruments.

The fair values of stock options as of August 31, 2021 and November 30, 2020 were estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

	August 31, 2021	November 30, 2020
Risk-free interest rate	1.0%	0.4%
Volatility factor	38.8%	35.7%
Dividend yield	—%	—%
Weighted-average expected life of options (in years)	6.25	6.25

During the three months ended May 31, 2021, the Compensation Committee granted 1,250,000 stock options that grade vest annually over three years of continued employment and requires Syniverse’s stock price to trade at or above a specified target price for 30 consecutive days. Both conditions must be met for the options to be exercisable. Syniverse utilized a Monte Carlo simulation to estimate the fair value of the options as of the grant date using multiple simulations to evaluate the probability of achieving various stock price levels and to determine the derived service period. The fair value of the options as of the grant date was $2.29 and is expensed using the accelerated attribution method over the longer of the actual vesting period or the derived service period for each tranche. During the three months ended August 31, 2021, the Compensation Committee approved the modification of these 1,250,000 options to extend the forfeiture date to ten years from grant date if the stock price target is not met. Management utilized a Monte Carlo simulation using the same methodology as the original grant, resulting in an increase of the fair value of each option by $1.22, which is being recognized over the remainder of the three year vesting period.

The following table summarizes Syniverse Corporation’s stock option activity for the nine months ended August 31, 2021:

	Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at November 30, 2020	6,693,585	$9.76		$—
Granted	1,775,000	$6.50
Exercised	—	$—		$—
Forfeited or expired	(1,033,500)	$12.93

Outstanding at August 31, 2021	7,435,085	$7.92	9.09	$—

Vested and Expected to Vest at August 31, 2021	6,353,501	$7.72	9.09	$—
Exercisable at August 31, 2021	3,254,149	$8.49	8.89	$—

As of August 31, 2021, there was $7.6 million of total unrecognized compensation cost related to stock options. The weighted-average recognition period for the remaining unrecognized stock-based compensation expense is approximately 2.4 years.

Restricted stock units of Syniverse Corporation are issued and measured at fair value of Syniverse’s common stock on the date of grant. The following table summarizes Syniverse Corporation’s restricted stock activity under the 2011 Plan for the nine months ended August 31, 2021:

	Restricted Stock Units	Weighted- Average Grant-Date Fair Value
Outstanding at November 30, 2020	2,613,629	$7.87
Granted	535,385	$6.50
Vested	(412,212)	$8.02
Forfeited	(33,500)	$8.33

Outstanding at August 31, 2021	2,703,302	$7.57

As of August 31, 2021, there was $10.4 million of total unrecognized compensation cost related to restricted stock units. The weighted-average recognition period for the remaining unrecognized stock-based compensation expense is 2.0 years.

Stock-based compensation in the unaudited condensed consolidated statements of operations under the 2011 Plan was as follows:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Cost of operations	$136	$385	$370	$444
Sales and marketing	481	938	1,949	2,450
General and administrative	1,966	5,863	4,660	9,642

Total Stock-based compensation expense	$2,583	$7,186	$6,979	$12,536

7. Restructuring

The following table summarizes the activity in the restructuring accrual for the nine months ended August 31, 2021 and 2020:

	November 30, 2020					August 31, 2021
	Balance	Additions	Payments	Adjustments		Balance
2020 Plan	$11,973	$1,489	$(10,490)	$(82)		2,890
2018 Plan	670	(24)	(620)	(5)		21
Facility exits	2,593	2,455	(2,390)	(41)		2,617

Total	$15,236	$3,920	$(13,500)	$(128)	0	$5,528

	November 30, 2019				August 31, 2020
	Balance	Additions	Payments	Adjustments	Balance
2020 Plan	$—	$16,948	$(3,539)	$(3,000)	$10,409
2018 Plan	3,462	1,981	(2,068)	241	3,616
Facility exits	4,964	(358)	(2,246)	188	2,548

Total	$8,426	$18,571	$(7,853)	$(2,571)	$16,573

Total restructuring expense was $3.9 million and $18.6 million for the nine months ended August 31, 2021 and 2020, respectively, which was recorded in Restructuring expense in the accompanying unaudited condensed consolidated statements of operations. The liabilities accrued in connection with restructuring initiatives are presented in accrued liabilities and other long-term liabilities in the accompanying unaudited condensed consolidated balance sheets.

In August 2019, Syniverse launched its Transformation Program with the objective of implementing a future operating model and optimizing its cost base to that model. In connection with the Transformation Program, the Board of Directors approved the 2020 Restructuring Plan (the 2020 Plan) to optimize its labor force through reducing the cost of management, offshoring or outsourcing activities and eliminating or automating tasks. For the nine months ended August 31, 2021, Syniverse incurred severance and other expenses of $1.5 million associated with the 2020 Plan. Syniverse has incurred total severance and other expenses of approximately $24.0 million related to the 2020 Plan as of August 31, 2021, which comprises substantially all of the remaining expense expected to be incurred under the 2020 Plan. Management expects to complete the actions under the 2020 Plan in fiscal year 2022.

During the nine months ended August 31, 2021, Syniverse exited offices, or a portion thereof, in Moscow, Russia; Bonn, Germany; Contern, Luxembourg; Seoul, Korea; London, England; and Singapore, and incurred facility exit costs of $2.5 million. As of August 31, 2021, Syniverse has incurred total facility exit costs of approximately $8.7 million associated with the Transformation Program. Management expects to incur total facility exit costs of approximately $18.5 million associated with the Transformation Program, which excludes any potential sublease income.

8. Income Taxes

During the three months ended August 31, 2021 and 2020, the effective tax rate was a provision of 183.3% and 1.7%, respectively. During the nine months ended August 31, 2021 and 2020, the effective tax rate was a provision of 8.9% and 6.6%, respectively. The change in the effective tax rate was chiefly attributable to changes in actual and expected earnings and losses across jurisdictions and entities and income tax benefits due to refined analysis regarding payments subject to U.S. Base Erosion and Anti-Abuse Tax. For the nine months ended August 31, 2021, the change in the effective tax rate also included the release of valuation allowances on certain deferred tax assets.

9. Concentration of Business

Financial instruments that subject Syniverse to concentrations of credit risk are limited to trade accounts receivables from major customers and cash. No customer represented more than 10% of accounts receivable as of August 31, 2021 and November 30, 2020. Syniverse’s cash is placed with high credit quality financial institutions.

Syniverse’s largest customer, AT&T Mobility, generated 10.2% and 13.6% of total revenues for the nine months ended August 31, 2021 and 2020, respectively. No other customer represented more than 10% of revenues for the periods presented, although a significant amount of the remaining revenues were generated from services provided to a small number of customers.

10. Commitments and Contingencies

Syniverse is involved in legal proceedings, claims and administrative matters that arise in the ordinary course of business. Management has made accruals with respect to certain of these matters, where appropriate, that are reflected in the consolidated financial statements but are not, individually or in the aggregate, considered material. For other matters for which an accrual has not been made, management has not determined that a loss is probable or the amount of loss cannot be reasonably estimated. While the ultimate outcome of the matters cannot be determined, management does not currently expect that these proceedings and claims, individually or in the aggregate, will have a material effect on Syniverse’s financial position, results of operations or cash flows. The outcome of any litigation is inherently uncertain, however, and if decided adversely against Syniverse, or if management determines that settlement of particular litigation is appropriate, it may be subject to a liability that could have a material adverse effect on its financial position, results of operations or cash flows.

11. Fair Value Measurements

Syniverse’s long-term debt is measured at the carrying value as of balance sheet dates. The carrying value and fair value of Syniverse’s long-term debt is as follows:

	August 31, 2021		November 30, 2020
(in thousands)	Carrying Value	Fair Value (1)	Carrying Value	Fair Value (1)
Tranche C Term Loans	$1,646,685	$1,648,743	$1,659,450	$1,439,573
Second Lien Term Loans	$220,000	$220,275	$220,000	$123,200

(1)	The fair value of long-term debt is based upon quoted market prices in inactive markets for similar instruments, which are considered to be Level 2 inputs.

The following table presents the line item captions and information about Syniverse’s derivative instruments recorded at fair value on a recurring basis:

	Fair Value Measurements Level 2 (1)
(in thousands)	Balance Sheet Location	August 31, 2021	November 30, 2020
Liabilities:
Interest Rate Swaps—short term	Accrued liabilities	$21,866	$21,776
Interest Rate Swaps—long term	Other long-term liabilities	—	15,758

		$21,866	$37,534

(1)

The fair value of the derivative instruments are derived using valuation models that take into account the contract terms, such as maturity, as well as other inputs, such as interest rate yield curves, which are considered to be Level 2 inputs. In addition, the derivative instrument fair values take into account the creditworthiness of the counterparty and Syniverse. Refer to Note 12—“Derivative Instruments and Hedging Activity” in the Notes to the Unaudited Condensed Consolidated Financial Statements, included in this report for a complete discussion of Syniverse’s derivative instruments.

There were no transfers between levels during the nine months ended August 31, 2021 and 2020.

12. Derivative Instruments and Hedging Activity

Syniverse is exposed to interest rate risk as a result of borrowings under its long-term debt, and the potential increase in interest payments resulting from an increase in floating rates. Management uses interest rate swap derivative instruments as a risk management tool to mitigate the potential impact of rising interest rates on the variable rate debt.

As of August 31, 2021, Syniverse maintained interest rate swap agreements with the following terms:

Hedged Item	Swap Notional (1)	Swap Maturity	Long-Term Debt Floating Rate	Swap Fixed Rate
Tranche C Term Loans	$1,200,000,000	August 2022	1-Month LIBOR (1.0% Floor)	2.83%

(1)	On August 28, 2018, Syniverse entered into three interest rate swaps with a total notional amount of $1.2 billion to manage its exposure to variable rates on t Tranche C Term Loans.

The following table sets forth the activity in the accumulated derivative instrument loss:

	Nine Months Ended August 31,
(in thousands)	2021	2020
Accumulated derivative instrument loss, beginning of period	$37,534	$40,437
Net change associated with current period hedging transactions	(230)	15,766
Net reclassification into earnings	(15,438)	(13,864)

Accumulated derivative instrument loss, end of period	$21,866	$42,339

Net reclassification into earnings includes the settlement of monthly interest transactions associated with the derivative instruments, which is recorded as Interest expense and Accumulated other comprehensive income in the accompanying consolidated financial statements.

13. Reportable Segments

For the three and nine months ended August 31, 2021 and 2020, Syniverse has reported revenues and direct margin information on a segment basis.

The following table presents revenues by segment:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Carrier	$105,306	$110,199	$318,059	$335,577
Enterprise	102,640	49,842	221,990	149,860

Revenues	$207,946	$160,041	$540,049	$485,437

The following table presents direct margin by segment:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Carrier direct margin	$80,350	$91,510	$244,650	$284,640
Enterprise direct margin	34,468	16,765	73,083	48,600

Total direct margin	$114,818	$108,275	$317,733	$333,240

The following table provides a reconciliation of total direct margin to loss before provision for income taxes:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Revenues	$207,946	$160,041	$540,049	$485,437
Variable costs of operations	93,128	51,766	222,316	152,197

Direct margin	114,818	108,275	317,733	333,240
Fixed costs of operations	27,500	29,779	82,852	91,424
Sales and marketing	12,837	14,860	37,995	46,827
General and administrative	19,243	25,391	66,072	70,622
Depreciation and amortization	18,130	28,549	60,620	83,752
Restructuring expense	1,562	15,887	3,920	18,571

Operating income (loss)	35,546	(6,191)	66,274	22,044
Other expense, net	(36,884)	(48,749)	(122,680)	(133,511)

Loss before provision for income taxes	$(1,338)	$(54,940)	$(56,406)	$(111,467)

14. Related Party Transactions

On January 13, 2011, Syniverse entered into a ten-year consulting agreement with Carlyle, Syniverse’s majority shareholder, in which it pays Carlyle a fee for consulting services provided to Syniverse. During the three months ended February 28, 2021, Syniverse entered into the Amended Agreement effective January 1, 2021, to extend the term for another ten years on the same terms. The Amended Agreement requires an annual consulting fee of $3.0 million and out-of-pocket expenses for consulting services provided by Carlyle. For each of the three months ended August 31, 2021 and 2020, Syniverse recorded $0.8 million of expenses associated with the consulting fee and the reimbursement of out-of-pocket expenses. For the nine months ended August 31, 2021 and 2020, Syniverse recorded $2.3 million and $2.4 million, respectively, of expenses associated with the consulting fee and the reimbursement of out-of-pocket expenses.

Carlyle, from time to time, participates as a debt holder within the syndicate under the Tranche C and Second Lien Term Loans. As of August 31, 2021 and November 30, 2020, Carlyle held $59.2 million and $62.4 million of the Tranche C Term Loans, respectively.

From time to time, and in the ordinary course of business, Syniverse may engage other Carlyle portfolio companies as service providers and other Carlyle portfolio companies may engage Syniverse as a service provider. Revenues and expenses associated with these related parties were not material during the three and nine months ended August 31, 2021 and 2020.

15. Twilio Framework Agreement and Merger Agreement

On February 26, 2021, Syniverse and Carlyle entered into a Framework Agreement with Twilio, pursuant to which, among other matters, Twilio would make a direct or indirect investment in Syniverse Corporation of up to $750 million in cash. In connection with the closing of the investment, Syniverse and Twilio would enter into a wholesale agreement pursuant to which Syniverse will process and route A2P messages originating and/or terminating between Twilio customers and MNOs in North America.

On August 16, 2021, Syniverse announced that it entered into a definitive merger agreement with MBAC, a publicly traded special purpose acquisition company, (the “Merger Agreement”) which is designed to result in Syniverse becoming a publicly traded company. Upon closing of the transaction, the publicly traded company will be named Syniverse Technologies Corporation and its common stock will be listed on the New York Stock Exchange under ticker “SYNV.”

The Merger Agreement is expected to generate up to $1.165 billion in cash proceeds to Syniverse, comprised of $265 million from PIPE, up to $400 million from MBAC, and a minimum commitment of $500 million from Twilio, up to a maximum investment of $750 million. The proceeds will be used to substantially reduce Syniverse’s debt and settle transaction-related costs.

In connection with entering into the Merger Agreement, Syniverse, Twilio, and Carlyle amended the Framework Agreement dated February 26, 2021. The transactions contemplated by the Merger Agreement and the Framework Agreement are expected to result in Twilio holding a significant noncontrolling equity ownership position in Syniverse Technologies Corporation. Carlyle will retain all of its current investment in Syniverse and is expected to be the largest shareholder of the new publicly traded company.

The closing is subject to customary closing conditions, and will occur substantially concurrently with the consummation of all Syniverse equity and debt financing and refinancing transactions (collectively, the additional financing transactions). The Merger Agreement, together with the other documents contemplated thereby (including the Framework Agreement), contains customary representations, warranties, and covenants by the applicable parties to such agreements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” that are not purely historical are forward-looking statements. Forward-looking statements include statements relating to Syniverse’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that are or refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include management’s intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Syniverse operates, including estimates and forecasts of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future sales channels and strategies, and future market launches and expansion. Due to rounding, the numbers and percentages reported below may not sum to totals or quarterly amounts.

Executive Overview

Financial Highlights

•	Revenues for the three months ended August 31, 2021 increased $47.9 million, or 29.9%, to $207.9 million from $160.0 million for the same period in 2020.

•	Operating income increased $41.7 million to $35.5 million for the three months ended August 31, 2021 from a loss of $6.2 million for the same period in 2020.

•	Net loss decreased $52.1 million to $3.8 million for the three months ended August 31, 2021 from $55.9 million for the same period in 2020.

•

Adjusted EBITDA increased $10.0 million, or 19.8%, to $60.5 million for the three months ended August 31, 2021 from $50.5 million for the same period in 2020. Refer to the “Non-GAAP Financial Measures” below for a reconciliation of Net loss to Adjusted EBITDA.

Developments

Impact of COVID-19 Pandemic

COVID-19 was identified in China in late 2019 and has since spread throughout the world. The impact of COVID-19 has been wide-ranging, including, but not limited to, the temporary closures of many businesses and schools, “shelter in place” orders, travel restrictions, social distancing guidelines and other governmental, business and individual actions taken globally in response to the pandemic. In response to the COVID-19 pandemic, Syniverse has taken a number of steps to preserve cash and maximize its financial flexibility, including the reduction of discretionary spending, operating expenses and headcount, along with borrowings under its revolving credit facility.

Syniverse experienced a decline in roaming volumes that management believes was caused by the effects of COVID-19 and measures taken to prevent its spread or mitigate its effects, such as government-mandated travel restrictions. The decline in revenues attributable to roaming volume declines were estimated to be $15.3 million and $20.3 million for the nine months ended August 31, 2021 and 2020, respectively. The estimated impact of COVID-19 on revenues was determined from volume declines on Syniverse’s variable revenue services, relative to prior trends and expectations, which occurred after lockdowns were announced. It excludes other harder to quantify foregone revenues from the impacts on pricing, project deferrals and implementation or contract execution delays. Syniverse has also experienced a decline in direct cost of operations for message termination fees that would have been incurred absent COVID-19 along with the corresponding revenues. Management has estimated that cost of operations would have been higher by $0.9 million and $3.8 million for the nine months ended August 31, 2021 and 2020, respectively. In addition, Syniverse has experienced a reduction in travel and sales and marketing expenses that were avoided due to travel restrictions and postponement or virtualization of trade shows. The total reduction in travel and sales and marketing expenses associated with such events due to COVID-19 was $4.5 million and $6.0 million for the nine months ended August 31, 2021 and 2020, respectively. The reduction was attributable to the effects of COVID-19 and cost savings actions associated with Syniverse’s Transformation Program. A bifurcation of the cost reduction into these two categories is impracticable.

During 2020 and 2021, the COVID-19 pandemic peaked, subsided and has seen a resurgence, leading to continuing or renewed containment measures. The introduction and expanding availability of vaccines in 2021 in the U.S. and other nations appears to be leading to a lessening of travel restrictions and containment measures, however, there are also many nations that are experiencing a surge that is leading to enhanced restrictions, including many locations in which Syniverse operates. Management estimates that the COVID-19 impact on revenues for the year ending November 30, 2021 could range from $17.0 million to $20.0 million. The continuing impact of COVID-19 will depend significantly on the duration and potential cyclicality of the pandemic and the related public policy actions, the length and severity of the global economic slowdown and the impacts to Syniverse’s customers over the longer term.

Organizational Changes

On March 16, 2021, Syniverse announced that Andrew Davies was appointed as Chief Executive Officer. Syniverse also announced that Chief Transformation Officer Simeon Irvine was appointed as Chief Financial Officer. As the result of a new organizational structure as well as the appointment of a new Chief Executive Officer who is Syniverse’s CODM, management determined that Syniverse is comprised of two reportable segments: Carrier services and Enterprise services.

Twilio Framework Agreement and Merger Agreement

On February 26, 2021, Syniverse and Carlyle entered into a Framework Agreement with Twilio, pursuant to which, among other matters, Twilio would make a direct or indirect investment in Syniverse Corporation of up to $750 million in cash. In connection with the closing of the investment, Syniverse and Twilio would enter into a wholesale agreement pursuant to which Syniverse will process and route A2P messages originating and/or terminating between Twilio customers and MNOs in North America.

On August 16, 2021, Syniverse announced that it entered into a definitive merger agreement with MBAC, a publicly traded special purpose acquisition company, (the “Merger Agreement”) which is designed to result in Syniverse becoming a publicly traded company. Upon closing of the transaction, the publicly traded company will be named Syniverse Technologies Corporation and its common stock will be listed on the New York Stock Exchange under ticker “SYNV.”

The Merger Agreement is expected to generate up to $1.165 billion in cash proceeds to Syniverse, comprised of $265 million from PIPE, up to $400 million from MBAC, and a minimum commitment of $500 million from Twilio, up to a maximum investment of $750 million. The proceeds will be used to substantially reduce Syniverse’s debt and settle transaction-related costs.

In connection with entering into the Merger Agreement, Syniverse, Twilio, and Carlyle amended the Framework agreement dated February 26, 2021. The transactions contemplated by the Merger Agreement and the Framework Agreement are expected to result in Twilio holding a significant noncontrolling equity ownership position in Syniverse Technologies Corporation. Carlyle will retain all of its current investment in Syniverse and is expected to be the largest shareholder of the new publicly traded company.

The closing is subject to customary closing conditions, and will occur substantially concurrently with the consummation of all Syniverse equity and debt financing and refinancing transactions (collectively, the additional financing transactions). The Merger Agreement, together with the other documents contemplated thereby (including the Framework Agreement), contains customary representations, warranties, and covenants by the applicable parties to such agreements.

Seventh Amendment to the First Lien Credit Facility

On May 10, 2021, Syniverse entered into an amendment (the “Seventh Amendment”) to the First Lien Credit Facility (as amended, amended and restated, supplemented or otherwise modified from time to time), among Syniverse as borrower, Buccaneer, Barclays Bank PLC, as administrative agent, swing line lender and letter of credit issuer, and the lenders and financial institutions from time to time party thereto in order to make certain modifications to the financial maintenance covenant if and for so long as certain financial maintenance covenant conditions are satisfied.

The financial maintenance covenant, as amended by the Seventh Amendment, continues to be tested only for the benefit of the revolving credit lenders and is required to be tested only when, at the end of any fiscal quarter, any revolving credit loans, any swing line loans or any letter of credit obligations (excluding undrawn letter of credit not in excess of $10 million in the aggregate and any letters of credit which are cash collateralized to at least 105% of their maximum stated amount) are outstanding. If the financial maintenance covenant is then required to be tested and the applicable financial maintenance covenant conditions are then satisfied, Syniverse must maintain a consolidated first lien indebtedness to consolidated EBITDA ratio of no greater than (i) 7.75:1.00 as of the end of the fiscal quarter ended on May 31, 2021 and (ii) 8.50:1.00 as of the end of each applicable fiscal quarter ended thereafter. The aforesaid financial maintenance covenant levels will decrease at the time and as set forth in the Seventh Amendment following the earliest of (i) the closing of the transactions contemplated by the Framework Agreement, (ii) the expiration or earlier termination of the Framework Agreement, (iii) June 30, 2022 or (iv) the failure to meet certain liquidity requirement at the times and as specified in the Seventh Amendment.

Presentation

During the quarterly periods in 2020, management reported revenues for Mobile Transaction Services (MTS) and Enterprise & Intelligence Solutions (EIS). As a result of organizational changes, management began reporting revenues on a Carrier and Enterprise basis beginning with the eleven month periods ended November 30, 2020. Carrier services are designed to support the long-term success of MNO customers. Enterprise services bridge OTTs and enterprises with MNOs to enable Enterprise customers to serve their end-users. The most significant change from a product grouping perspective was to migrate data analytics and mobile intelligence services that were formerly reported in EIS to Carrier. The prior period revenues have been recast to reflect the change to Carrier and Enterprise services.

In the fourth quarter of 2020, Syniverse changed its fiscal year end from a calendar year basis to a fiscal year basis ending on November 30. The accompanying financial statements reflect the new fiscal period for the three and nine months ended August 31, 2021 and 2020. Prior periods have been recast to reflect the current presentation.

Results of Operations—Three Months Ended August 31, 2021 and 2020

The following table presents an overview of Syniverse’s results of operations for the three months ended August 31, 2021 and 2020:

	Three Months Ended	% of	Three Months Ended	% of	2021 compared to 2020
(in thousands)	August 31, 2021	Revenues	August 31, 2020	Revenues	$ change	% change
Revenues:
Carrier	$105,306	50.6%	$110,199	68.9%	$(4,893)	(4.4)%
Enterprise	102,640	49.4%	49,842	31.1%	52,798	105.9%

Revenues	207,946	100.0%	160,041	100.0%	47,905	29.9%
Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	120,628	58.0%	81,545	51.0%	39,083	47.9%
Sales and marketing	12,837	6.2%	14,860	9.3%	(2,023)	(13.6)%
General and administrative	19,243	9.3%	25,391	15.9%	(6,148)	(24.2)%
Depreciation and amortization	18,130	8.7%	28,549	17.8%	(10,419)	(36.5)%
Restructuring expense	1,562	0.8%	15,887	9.9%	(14,325)	(90.2)%

	172,400	82.9%	166,232	103.9%	6,168	3.7%

Operating income (loss)	35,546	17.1%	(6,191)	(3.9)%	41,737	(674.2)%
Other (expense) income, net:
Interest expense	(40,759)	(19.6)%	(42,658)	(26.7)%	1,899	4.5%
Equity income (loss) in investees	867	0.4%	(619)	(0.4)%	1,486	NM
Other, net	3,008	1.4%	(5,472)	(3.4)%	8,480	NM

	(36,884)	(17.7)%	(48,749)	(30.5)%	11,865	24.3%

Loss before provision for income taxes	(1,338)	(0.6)%	(54,940)	(34.3)%	53,602	97.6%
Provision for income taxes	2,452	1.2%	960	0.6%	1,492	NM

Net loss	$(3,790)	(1.8)%	$(55,900)	(34.9)%	$52,110	93.2%

NM = Not Meaningful

Revenues

Revenues increased $47.9 million, or 29.9%, to $207.9 million for the three months ended August 31, 2021 from $160.0 million for the same period in 2020. Management estimates that reductions in volumes attributable to COVID-19 resulted in a decrease in revenues of $3.9 million and $10.4 million for the three months ended August 31, 2021 and 2020, respectively, which were mostly experienced in clearing and settlement, signaling and policy services. The changes in revenues described below are inclusive of the estimated COVID-19 impact.

Revenues from Carrier services decreased $4.9 million, or 4.4%, to $105.3 million for the three months ended August 31, 2021 from $110.2 million for the same period in 2020. CDMA and Legacy Carrier services revenues decreased by $7.0 million, to $3.7 million for the three months ended August 31, 2021. Excluding CDMA and Legacy Carrier services, the increase in Carrier revenues was $2.1 million as further described below.

Revenues from Messaging Solutions services increased by $4.7 million, or 16.2%, from the three months ended August 31, 2020 as a result of new carrier routes, primarily in the APAC region. Additionally, Outsourced Carrier Solutions revenues, which primarily composed of clearing and settlement and number portability services, increased by $2.9 million, or 10.0%, from the three months ended August 31, 2020 as a result of growth in number portability services volume and projects in the APAC region. Revenues for Global Network Services, consisting of signaling services, policy and charging and mobile intelligence solutions, which decreased by $5.5 million, or 13.3%, from the three months ended August 31, 2020 primarily as a result of a reduction in IPX bandwidth volume and related roaming products.

Revenues from Enterprise increased $52.8 million, or 105.9%, to $102.6 million for the three months ended August 31, 2021 from $49.8 million for the same period in 2020. Revenues for Global Messaging, which is composed of A2P and 10 DLC, increased by $50.8 million, or 112.9%, as a result of 10 DLC and A2P volume expansion, as well as $22.3 million of incremental message termination fees charged to Syniverse by certain U.S. carriers that are passed through to Syniverse’s customers. Revenues for CPaaS Solutions, which is composed of CPaaS and MaaP services, increased by $2.0 million, or 41.7%, primarily due to volume expansion of CPaaS services as Syniverse relaunched its platform in fiscal 2020.

Costs and Expenses

Costs and expenses increased $6.2 million to $172.4 million for the three months ended August 31, 2021 from $166.2 million for the same period in 2020.

Cost of operations increased $39.1 million to $120.6 million for the three months ended August 31, 2021 from $81.5 million for the same period in 2020. Cost of operations as a percentage of revenue was 58.0% and 51.0% for the three months ended August 31, 2021 and 2020, respectively.

The following table summarizes cost of operations by category:

	Three Months Ended	% of	Three Months Ended	% of	2021 compared to 2020
(in thousands)	August 31, 2021	Revenues	August 31, 2020	Revenues	$ change	% change
Cost of operations:
Variable costs	$93,128	44.8%	$51,766	32.3%	$41,362	79.9%
Headcount and related costs	11,646	5.6%	12,947	8.1%	(1,301)	(10.0)%
Hosting and support costs	6,928	3.3%	7,300	4.6%	(372)	(5.1)%
Network costs	7,733	3.7%	8,066	5.0%	(333)	(4.1)%
Other operating related costs	1,193	0.6%	1,466	0.9%	(273)	(18.6)%

Cost of operations	$120,628	58.0%	$81,545	51.0%	$39,083	47.9%

Variable costs, which includes message termination, revenue share and data processing expenses, increased $41.4 million to $93.1 million for the three months ended August 31, 2021 compared to $51.8 million for the same period in 2020, primarily as a result of an increase in message termination costs driven by Enterprise and Carrier messaging volume growth and pass-through fees from certain U.S. carriers.

Headcount and related costs decreased $1.3 million to $11.6 million for the three months ended August 31, 2021 from $12.9 million for the same period in 2020. The decrease primarily resulted from lower headcount costs related to the Transformation Program.

Hosting and support costs for the three months ended August 31, 2021 decreased $0.4 million to $6.9 million compared to $7.3 million for the same period in 2020.

Network costs decreased $0.3 million to $7.7 million for the three months ended August 31, 2021 from $8.1 million for the same period in 2020.

Other operating related costs decreased $0.3 million to $1.2 million for the three months ended August 31, 2021 from $1.5 million for the same period in 2020.

Sales and marketing expense decreased $2.0 million to $12.8 million for the three months ended August 31, 2021 from $14.9 million for the same period in 2020. The decrease was driven by lower headcount and related costs. As a percentage of revenues, sales and marketing expense was 6.2% and 9.3% for the three months ended August 31, 2021 and 2020, respectively.

General and administrative expense decreased $6.1 million to $19.2 million for the three months ended August 31, 2021 from $25.4 million for the same period in 2020. The decrease was driven by lower non-cash stock-based compensation and a decrease in professional services related to strategic initiatives. As a percentage of revenues, general and administrative expense was 9.3% and 15.9% for the three months ended August 31, 2021 and 2020, respectively.

Depreciation and amortization expense decreased $10.4 million to $18.1 million for the three months ended August 31, 2021 from $28.5 million for the same period in 2020. The decrease was primarily driven by lower amortization of customer related intangible assets of $6.4 million resulting from the pattern of consumption amortization method and certain of the customer related intangible assets becoming fully amortized. Syniverse also experienced lower depreciation of property and equipment, net and amortization of capitalized software, net due primarily to lower capital expenditures in recent periods.

Restructuring expense decreased $14.3 million to $1.6 million for the three months ended August 31, 2021 as compared to $15.9 million for the same period in 2020. The change in restructuring expense was primarily driven by higher severance costs associated with the 2020 Plan during the three months ended August 31, 2020.

Other (Expense) Income, Net

Interest expense decreased $1.9 million to $40.8 million for the three months ended August 31, 2021 from $42.7 million for the same period in 2020. The decrease was primarily driven by lower interest rates on the Tranche C Term Loans.

Equity income (loss) in investees which relates to the results of operations of Vibes, Syniverse’s equity method investee, generated income of $0.9 million for the three months ended August 31, 2021 compared to a loss of $0.6 million for the same period in 2020.

Other, net was a $3.0 million gain for the three months ended August 31, 2021 compared to a $5.5 million loss for the same period in 2020. The gain in 2021 was primarily driven by weakening of the Euro to the U.S. dollar on Syniverse’s intercompany transactions. The loss in 2020 was primarily attributable to the strengthening of the pound sterling and the Euro to the U.S. dollar on Syniverse’s intercompany transactions.

Provision for (Benefit from) Income Taxes

Syniverse recorded an income tax provision of $2.5 million for the three months ended August 31, 2021, compared to $1.0 million for the three months ended August 31, 2020. During the three months ended August 31, 2021 and 2020, the effective tax rate was a provision of 183.3% and 1.7%, respectively. The change in the effective tax rate was chiefly attributable to changes in actual and expected earnings and losses across jurisdictions and entities, and income tax benefits due to refined analysis regarding payments subject to U.S. Base Erosion and Anti-Abuse Tax.

Segment results

The operating performance of Syniverse’s segments is assessed using revenues and direct margin. See the “Revenues” section for discussion of segment revenues. Direct margin is defined as segment revenues, less direct variable costs of segment operations. Direct variable costs of segment operations are comprised of certain third party costs recorded in Cost of operations, including message termination fees, revenue share fees, variable data processing costs, and off-network database query charges. These costs vary directly with the volume of transactions processed or as a percentage of revenue. Direct margin excludes amounts recorded in Costs of operations that do not fluctuate with volumes or revenue, including personnel costs associated with service implementation, training and customer care; facility hosting and support costs, which is composed of software and hardware maintenance and support and SaaS costs; and network and other operating costs.

	Three Months Ended August 31,		2021 compared to 2020
(in thousands)	2021	2020	$ change	% change
Carrier direct margin	$80,350	$91,510	$(11,160)	(12.2)%
Enterprise direct margin	34,468	16,765	17,703	105.6%

Total direct margin	$114,818	$108,275	$6,543	6.0%

Carrier direct margin for the three months ended August 31, 2021 decreased $11.2 million, or 12.2%, to $80.4 million compared to $91.5 million for the same period in 2020. The decrease was attributable primarily to the decline in higher margin Global Network Services revenues, partially offset with higher Outsourced Carrier Solutions revenues.

Enterprise direct margin for the three months ended August 31, 2021 increased $17.7 million, or 105.6%, to $34.5 million compared to $16.8 million for the same period in 2020. The increase was attributable to revenue growth in Global Messaging services and higher margin CPaaS Solutions.

Results of Operations—Nine Months Ended August 31, 2021 and 2020

The following table presents an overview of Syniverse’s results of operations for the nine months ended August 31, 2021 and 2020:

	Nine Months Ended	% of	Nine Months Ended	% of	2021 compared to 2020
(in thousands)	August 31, 2021	Revenues	August 31, 2020	Revenues	$ change	% change
Revenues:
Carrier	$318,059	58.9%	$335,577	69.1%	$(17,518)	(5.2)%
Enterprise	221,990	41.1%	149,860	30.9%	72,130	48.1%

Revenues	540,049	100.0%	485,437	100.0%	54,612	11.3%
Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	305,168	56.5%	243,621	50.2%	61,547	25.3%
Sales and marketing	37,995	7.0%	46,827	9.6%	(8,832)	(18.9)%
General and administrative	66,072	12.2%	70,622	14.5%	(4,550)	(6.4)%
Depreciation and amortization	60,620	11.2%	83,752	17.3%	(23,132)	(27.6)%
Restructuring expense	3,920	0.7%	18,571	3.8%	(14,651)	(78.9)%

	473,775	87.7%	463,393	95.5%	10,382	2.2%

Operating income	66,274	12.3%	22,044	4.5%	44,230	200.6%
Other (expense) income, net:
Interest expense	(121,694)	(22.5)%	(128,654)	(26.5)%	6,960	5.4%
Equity loss in investees	(325)	(0.1)%	(1,003)	(0.2)%	678	NM
Other, net	(661)	(0.1)%	(3,854)	(0.8)%	3,193	NM

	(122,680)	(22.7)%	(133,511)	(27.5)%	10,831	8.1%

Loss before provision for income taxes	(56,406)	(10.4)%	(111,467)	(23.0)%	55,061	49.4%
Provision for income taxes	5,033	0.9%	7,375	1.5%	(2,342)	NM

Net loss	$(61,439)	(11.4)%	$(118,842)	(24.5)%	$57,403	48.3%

NM = Not Meaningful

Revenues

Revenues increased $54.6 million, or 11.3%, to $540.0 million for the nine months ended August 31, 2021 from $485.4 million for the same period in 2020. Management estimates that reductions in volumes attributable to COVID-19 resulted in a decrease in revenues of $15.3 million and $20.3 million for the nine months ended August 31, 2021 and 2020, respectively, which were mostly experienced in clearing and settlement, signaling and policy services. The changes in revenues described below are inclusive of the estimated COVID-19 impact.

Revenues from Carrier services decreased $17.5 million, or 5.2%, to $318.1 million for the nine months ended August 31, 2021 from $335.6 million for the same period in 2020. CDMA and Legacy Carrier services revenues totaling $20.3 million for the nine months ended August 31, 2021 contributed $15.8 million to the revenue decrease over the prior year period. Excluding CDMA and Legacy Carrier services, the decrease in Carrier revenues was $1.7 million as further described below.

Revenues for Global Network Services, which is primarily composed of signaling services, policy and charging and mobile intelligence solutions, decreased by $19.9 million, or 15.5%, from the nine months ended August 31, 2020 primarily as a result of IPX pricing declines in the APAC region and bandwidth reductions, volume and pricing declines in GSM signaling and volume declines in policy and charging services. Outsourced Carrier Solutions revenues, which is primarily composed of clearing and settlement and number portability services, decreased by $1.4 million, or 1.5%, from the nine months ended

August 31, 2020 as a result of continued volume declines in GSM clearing and settlement services, partially offset by an increase in number portability services volumes and projects. Revenues from Messaging Solutions services increased by $19.6 million, or 24.5%, from the nine months ended August 31, 2020 as a result of new carrier routes, primarily in the APAC region, partially offset by pricing declines in the U.S.

Revenues from Enterprise increased $72.1 million, or 48.1%, to $222.0 million for the nine months ended August 31, 2021 from $149.9 million for the same period in 2020. Revenues for Global Messaging, which is composed of A2P and 10 DLC, increased by $65.5 million, or 48.0%, primarily from 10 DLC and A2P volume expansion, as well as from of incremental message termination fees charged to Syniverse by certain U.S. carriers that are passed through to Syniverse’s customers. Revenues for CPaaS Solutions, which is composed of CPaaS and MaaP services, increased by $6.6 million, or 49.6%, primarily due to volume expansion of CPaaS services as Syniverse relaunched its platform in fiscal 2020.

Costs and Expenses

Costs and expenses increased $10.4 million to $473.8 million for the nine months ended August 31, 2021 from $463.4 million for the same period in 2020.

Cost of operations increased $61.5 million to $305.2 million for the nine months ended August 31, 2021 from $243.6 million for the same period in 2020. Cost of operations as a percentage of revenue was 56.5% and 50.2% for the nine months ended August 31, 2021 and 2020, respectively.

The following table summarizes cost of operations by category:

	Nine Months Ended	% of	Nine Months Ended	% of	2021 compared to 2020
(in thousands)	August 31, 2021	Revenues	August 31, 2020	Revenues	$ change	% change
Cost of operations:
Variable costs	$222,316	41.2%	$152,197	31.4%	$70,119	46.1%
Headcount and related costs	33,909	6.3%	36,897	7.6%	(2,988)	(8.1)%
Hosting and support costs	21,254	3.9%	25,123	5.2%	(3,869)	(15.4)%
Network costs	23,931	4.4%	24,443	5.0%	(512)	(2.1)%
Other operating related costs	3,758	0.7%	4,961	1.0%	(1,203)	(24.2)%

Cost of operations	$305,168	56.5%	$243,621	50.2%	$61,547	25.3%

Variable costs, which includes message termination, revenue share and data processing expenses, increased $70.1 million to $222.3 million for the nine months ended August 31, 2021 from $152.2 million for the same period in 2020, primarily as a result of an increase in message termination costs driven by Enterprise and Carrier messaging volume growth and pass-through fees from certain U.S. carriers.

Headcount and related costs decreased $3.0 million to $33.9 million for the nine months ended August 31, 2021 from $36.9 million for the same period in 2020. The decrease resulted from $5.4 million of lower headcount costs related to the Transformation Program, which was partially offset by the decrease in performance compensation expense in December 2019 that wholly offset the previously accrued performance compensation expense for the 2019 calendar year.

Hosting and support costs decreased $3.9 million for the nine months ended August 31, 2021 to $21.3 million from $25.1 million for the same period in 2020. The decrease was primarily attributable to software maintenance costs related to vendor negotiations and lower support requirements.

Network costs decreased $0.5 million to $23.9 million for the nine months ended August 31, 2021 from $24.4 million for the same period in 2020.

Other operating related costs decreased $1.2 million to $3.8 million for the nine months ended August 31, 2021 from $5.0 million for the same period in 2020 as a result of a decrease in product-related professional services and travel expenses due to the Transformation Program and COVID-19 related travel restrictions.

Sales and marketing expense decreased $8.8 million to $38.0 million for the nine months ended August 31, 2021 from $46.8 million for the same period in 2020. The decrease was driven by $8.1 million of lower headcount and sales incentive compensation related to the Transformation Program as well as a decrease in travel and sales and marketing expenses substantially associated with trade shows. These decreases were partially offset by the decrease in performance compensation expense in December 2019 that wholly offset the previously accrued performance compensation expense for the 2019 calendar year. As a percentage of revenues, sales and marketing expense was 7.0% and 9.6% for the nine months ended August 31, 2021 and 2020, respectively.

General and administrative expense decreased $4.6 million to $66.1 million for the nine months ended August 31, 2021 from $70.6 million for the same period in 2020. This decrease is driven by lower non-cash stock-based compensation, lower headcount costs and related costs and facility costs as a result of the Transformation Program and a decrease in travel and sales and marketing expense attributable to the Transformation Program and COVID-19 related travel restrictions; partially offset by professional fees associated with strategic initiatives and the 2020 benefit from a December 2019 decrease in performance compensation expense that wholly offset the previously accrued performance compensation expense for the 2019 calendar year. As a percentage of revenues, general and administrative expense was 12.2% and 14.5% for the nine months ended August 31, 2021 and 2020, respectively.

Depreciation and amortization expense decreased $23.1 million to $60.6 million for the nine months ended August 31, 2021 from $83.8 million for the same period in 2020. The decrease was primarily driven by lower amortization of customer related intangible assets of $14.5 million resulting from the pattern of consumption amortization method and certain of the customer related intangible assets becoming fully amortized. Syniverse also experienced a decrease in depreciation of property and equipment, net and amortization of capitalized software, net due primarily to lower capital expenditures in recent periods.

Restructuring expense decreased $14.7 million to $3.9 million for the nine months ended August 31, 2021 as compared to $18.6 million for the same period in 2020. The change in restructuring expense was primarily driven by higher severance costs associated with the 2020 Plan during the nine months ended August 31, 2020.

Other (Expense) Income, Net

Interest expense decreased $7.0 million to $121.7 million for the nine months ended August 31, 2021 from $128.7 million for the same period in 2020. The decrease was mainly driven by lower interest rates on the Tranche C Term Loans and Second Lien Term Loans, partially offset by a higher interest expense related to the interest rate swap derivative instruments and a higher average outstanding balance on the Revolving Credit Facility.

Equity loss in investees which relates to the results of operations of Vibes, Syniverse’s equity method investee, decreased $0.7 million to a loss of $0.3 million for the nine months ended August 31, 2021 from $1.0 million loss for the same period in 2020.

Other, net was a $0.7 million loss for the nine months ended August 31, 2021 compared to a $3.9 million loss for the same period in 2020. The loss in 2021 was primarily driven by the weakening of the Euro to the U.S. dollar and the pound sterling value to both the U.S. dollar and the Euro related to Syniverse’s intercompany transactions. The loss in 2020 was primarily attributable to the weakening of the pound sterling to the U.S. dollar and Euro on Syniverse’s intercompany transactions.

Provision for Income Taxes

Syniverse recorded an income tax provision of $5.0 million for the nine months ended August 31, 2021, compared to $7.4 million for the nine months ended August 31, 2020. During the nine months ended August 31, 2021 and 2020, the effective tax rate was a provision of 8.9% and 6.6%, respectively. The change in the effective tax rate was chiefly attributable to changes in actual and expected earnings and losses across jurisdictions and entities, release of valuation allowance on certain deferred tax assets, and income tax benefits due to both refined analysis regarding payments subject to U.S. Base Erosion and Anti-Abuse Tax.

Segment results

The operating performance of Syniverse’s segments is assessed using revenues and direct margin. See the “Revenues” section for discussion of segment revenues. Direct margin is defined as segment revenues less direct variable costs of segment operations.

The following tables summarize direct margin by segment:

	Nine Months Ended August 31,		2020 compared to 2019
(in thousands)	2021	2020	$ change	% change
Carrier direct margin	$244,650	$284,640	$(39,990)	(14.0)%
Enterprise direct margin	73,083	48,600	24,483	50.4%

Total direct margin	$317,733	$333,240	$(15,507)	(4.7)%

Carrier direct margin for the nine months ended August 31, 2021 decreased $40.0 million, or 14.0%, to $244.7 million compared to $284.6 million for the nine months ended August 31, 2020 primarily as a result of decreases in Global Network Services and Outsourced Carrier Solutions revenues.

Enterprise direct margin for the nine months ended August 31, 2021 increased $24.5 million, or 50.4%, to $73.1 million compared to $48.6 million for the nine months ended August 31, 2020. The increase was attributable to revenue growth in Global Messaging services and higher margin CPaaS Solutions.

Liquidity and Capital Resources

Syniverse’s operations are conducted almost entirely through its subsidiaries and its ability to generate cash to meet its working capital needs, capital expenditures, and debt service obligations is dependent on the earnings and the receipt of funds from its subsidiaries via dividends or intercompany loans. Syniverse’s primary sources of liquidity are expected to be cash flow from operations as well as access to funds provided under the New Extended Revolving Credit Facility.

Syniverse has drawn $85.6 million under the New Extended Revolving Credit Facility, all of which was outstanding at August 31, 2021. Syniverse drew down the full amount available under the Existing Revolving Credit Facility in order to increase its cash position and preserve financial flexibility, in part due to the uncertainty caused by the COVID-19 pandemic. Syniverse believes that it has sufficient liquidity to meet its currently anticipated business needs, including planned capital expenditures and working capital requirements due to cash on hand, and expected cash flows from operations. In addition, Syniverse believes that its liquidity is sufficient to fund its debt repayment obligations. Syniverse’s ability to make payments on its indebtedness will depend on its ability to generate sufficient cash flows from operations in the future. Syniverse’s New Extended Revolving Credit Facility requires that Syniverse comply with a financial maintenance covenant on a pro forma basis to receive extensions of credit under the facility and, if Syniverse has drawn funds thereunder, the New Extended Revolving Credit Facility requires that Syniverse comply with the same financial maintenance covenant. On May 10, 2021, Syniverse entered into the Seventh Amendment to the First Lien Credit Facility which granted temporary relief on the financial maintenance covenant. For further discussion of the financial maintenance covenant under the Seventh Amendment, refer to Note 5—“Debt and Credit Facilities” in the Notes to the Unaudited Condensed Consolidated Financial Statements, included in this report. As of August 31, 2021, Syniverse was in compliance with all of the covenants contained in the New Extended Revolving Credit Facility.

Syniverse’s indebtedness requires it to dedicate a substantial portion of its cash flow from operations to debt service, thereby reducing the availability of its cash flow to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes. Annually, Syniverse may be required to make a mandatory principal payment on its New Credit Facilities equal to 50% of the Excess Cash Flow as defined in the Credit Agreement. For the eleven months ended November 30, 2020, a payment was not required pursuant to the Excess Cash Flow provision. As of August 31, 2021, approximately 50.6% of Syniverse’s cash and cash equivalents was held by its foreign subsidiaries.

Syniverse may from time to time seek to prepay, repurchase or otherwise retire or extend its debt, or take other steps to reduce its debt or otherwise improve its financial position. These actions may include open market debt repurchases, privately negotiated repurchases, other retirements of outstanding debt, and/or opportunistic refinancing of debt. The amount of debt that may be repurchased or otherwise retired or refinanced, if any, will depend on market conditions and prices, Syniverse’s cash position, contractual restrictions, including compliance with debt covenants and other considerations. Syniverse’s affiliates may also purchase its debt from time to time, through open market purchases or other transactions. In such cases, Syniverse’s debt may not be retired, in which case Syniverse would continue to pay interest in accordance with the terms of the debt, and Syniverse would continue to reflect the debt as outstanding in its consolidated financial statements.

To the extent Syniverse requires supplemental funding for its operating activities, it may need access to the debt and equity markets; however, there can be no assurances such funding will be available on acceptable terms or at all. If Syniverse’s liquidity and capital resources are insufficient to meet its requirements or fund its obligations, Syniverse could face a liquidity shortage. Syniverse believes that its cash on hand, together with cash flow from operations and borrowing capacity under its revolving credit facility, will be sufficient to meet its cash requirements for the next twelve months.

Cash Flow

Cash, cash equivalents and restricted cash were $79.4 million at August 31, 2021 as compared to $68.8 million at August 31, 2020. The following table summarizes the activity within Syniverse’s unaudited condensed consolidated statements of cash flows.

	Nine Months Ended August 31,
(in thousands)	2021	2020
Net cash provided by operating activities	$37,533	$27,635
Net cash used in investing activities	(28,815)	(42,401)
Net cash (used in) provided by financing activities	(19,008)	35,689
Effect of exchange rate changes on cash	142	(725)

Net (decrease) increase in cash, cash equivalents and restricted cash	$(10,148)	$20,198

Net cash provided by operating activities increased by $9.9 million to $37.5 million for the nine months ended August 31, 2021 from $27.6 million for the same period in 2020. The increase was primarily driven by a decrease in net loss, offset by changes in working capital related to accrued professional fees associated with strategic initiatives.

Net cash used in investing activities decreased by $13.6 million, to $28.8 million for the nine months ended August 31, 2021, as compared to $42.4 million for the same period in 2020. The decrease was primarily due to delays of hardware and software purchases, as well as savings in capitalized labor, due to tighter cost control measures and phasing of capital expenditure purchases.

Net cash (used in) provided by financing activities decreased $54.7 million to $19.0 million used in financing activities for the nine months ended August 31, 2021 compared to $35.7 million provided by financing activities for the same period in 2020. The decrease of was primarily due to $60.6 million of net proceeds received from the New Extended Revolving Credit Facility for the nine months ended August 31, 2020.

Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow are not presentations made in accordance with U.S. GAAP. Adjusted EBITDA and Free Cash Flow should not be considered as alternatives to net loss, operating income, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or operating cash flows or liquidity. Syniverse believes that Adjusted EBITDA and Free Cash Flow are measures commonly used by investors to evaluate its performance and that of its competitors. Syniverse further believes that the disclosure of Adjusted EBITDA and Free Cash Flow is useful to investors, as these non-GAAP measures form the basis of how its executive team and Board of Directors evaluate its performance. By disclosing these non-GAAP measures, Syniverse believes that it creates for investors a greater understanding of, and an enhanced level of transparency into, some of the means by which its management team operates and evaluates its Company and facilitates comparisons of the current period’s results with those of prior periods.

In addition, these non-GAAP measures may not be comparable to other similarly titled measures of other companies in Syniverse’s industry or otherwise. Because of these limitations, Adjusted EBITDA and Free Cash Flow should not be considered as measures of discretionary cash available to Syniverse to invest in the growth of Syniverse’s business. Syniverse attempts to compensate for these limitations by relying primarily upon its U.S. GAAP results and using Adjusted EBITDA and Free Cash Flow as supplemental information only.

Adjusted EBITDA and Free Cash Flow have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Syniverse’s results as reported under U.S. GAAP. For example, some of the limitations of Adjusted EBITDA are as follows:

•	excludes certain tax payments or the cash requirements necessary to service interest or principal payments on Syniverse’s debt that may represent a reduction in cash available to it;

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	does not reflect cash outlays for future contractual commitments;

•	does not reflect changes in, or cash requirements for, Syniverse’s working capital needs; and

•	does not reflect the significant interest expense on Syniverse’s debt.

Adjusted EBITDA is determined by adding the following items to net loss: other expense, net; provision for income taxes (benefit); depreciation and amortization; employee termination benefits; restructuring expense; non-cash stock-based compensation, other expenses; and the Carlyle annual consulting fee including related expenses.

Syniverse believes that Adjusted EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items that it believes are not representative of its core business. Syniverse relies on Adjusted EBITDA as a primary measure to review and assess the operating performance of its management team in connection with its executive compensation and bonus plans. Syniverse also reviews Adjusted EBITDA to compare its current operating results with prior periods and with the operating results of other companies in its industry. In addition, Syniverse utilizes Adjusted EBITDA as an assessment of its overall liquidity and its ability to meet its debt service obligations. Adjusted EBITDA is also a measure calculated in accordance with its Credit Agreement; however, the credit agreement governing the New Credit Facilities permits Syniverse to make certain additional adjustments, such as projected cost savings, unusual or non-recurring charges, and pro forma EBITDA and anticipated synergies from acquisitions, which are not reflected in the Adjusted EBITDA data presented herein.

Reconciliation of Non-GAAP Measures to GAAP

A reconciliation of Syniverse’s Net loss, the closest GAAP measure, to Adjusted EBITDA is presented in the following table:

	Three Months Ended August 31,		Nine Months Ended August 31,
(in thousands)	2021	2020	2021	2020
Reconciliation to Adjusted EBITDA
Net loss	$(3,790)	$(55,900)	$(61,439)	$(118,842)
Other expense, net	36,884	48,749	122,680	133,511
Provision for income taxes	2,452	960	5,033	7,375
Depreciation and amortization	18,130	28,549	60,620	83,752
Restructuring expense (a)	1,562	15,887	3,920	18,571
Non-cash stock-based compensation (b)	2,583	7,186	6,979	12,536
Other expenses (c)	1,965	4,322	16,090	13,981
Consulting fee and related expenses (d)	750	780	2,264	2,358

Adjusted EBITDA	$60,536	$50,533	$156,147	$153,242

(a)

Reflects restructuring expense which represents costs related to certain exit activities such as severance costs, facility exit costs and contract termination costs associated with a restructuring plan.

(b)	Reflects non-cash expenses related to equity compensation awards.
(c)	Reflects items associated with certain advisory and professional services related to strategic initiatives and otherwise, employee costs and data center migration costs.
(d)	Reflects management fees paid to Carlyle and related expenses pursuant to a consulting agreement with Carlyle.

Free Cash Flow is determined by the difference between net cash provided by operating activities less capital expenditures.

Syniverse believes that Free Cash Flow is a useful financial metric to assess Syniverse’s ability to pursue opportunities to enhance its growth. Syniverse also uses Free Cash Flow as a measure to review and evaluate the operating performance of its management team in connection with its executive compensation and bonus plans. Additionally, Syniverse believes this is a useful metric for investors to assess its ability to repay debt.

A reconciliation of Syniverse’s net cash provided by operating activities, the closest GAAP measure, to Free Cash Flow is presented in the following table:

	Nine Months Ended August 31,
(in thousands)	2021	2020
Reconciliation to Free Cash Flow
Net cash provided by operating activities	$37,533	$27,635
Capital expenditures	(28,815)	(42,401)

Free Cash Flow	$8,718	$(14,766)

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